As filed with the Securities and Exchange Commission on August 9, 1996
                                            REGISTRATION NO. 333-______
=======================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                         ----------------------

                               FORM S - 3
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                         ----------------------

                       ADVANTA GOLD MASTER TRUST

                          ADVANTA NATIONAL BANK

        (ORIGINATOR OF THE ASSETS OF THE TRUST DESCRIBED HEREIN)
       (EXACT NAME OF THE REGISTRANT AS SPECIFIED IN ITS CHARTER)



        UNITED STATES                          23-2804492
  (State of other jurisdiction                (IRS Employer
       of incorporation or                Identification Number)
           organization)

                              501 CARR ROAD
                       WILMINGTON, DELAWARE  19809
                             (302) 791-6262

      (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
         AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ---------------

                          GENE S. SCHNEYER, ESQ.
                              ADVANTA CORP.
               VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       FIVE HORSHAM BUSINESS CENTER
                     HORSHAM, PENNSYLVANIA 19044-2209
                              (215) 657-4000
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ---------------

                                  COPIES TO:
                                ROBERT F. HUGI
                             MAYER, BROWN & PLATT
                           190 SOUTH LASALLE STREET
                                 SUITE 3900
                           CHICAGO, ILLINOIS  60603
                               (312) 782-0600
                                ---------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

      IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /

      IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /X/

      IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

      IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT
TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER
EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

      IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /

                     CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------
                     Amount        Proposed maximum  Proposed maximum    Amount of
Title of Securities  to be         offering price    aggregate           registration
being registered     registered(1) per unit(2)       offering price(2)   fee
- ----------------------------------------------------------------------------------------
Asset Backed
Certificates......   $1,000,000    100%              $1,000,000          $344.83
- ----------------------------------------------------------------------------------------

(1) In U.S. Dollars, and, if any Asset Backed Securities are to be issued at an original issue discount, such greater amount as shall result in an aggregate offering price of $1,000,000.
(2)   Estimated solely for the purpose of calculating the registration fee.
     --------------------------------------------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Subject to completion, dated __________________, 1996
Prospectus

                          Advanta Gold Master Trust
                  Asset Backed Securities, Issuable In Series

                           Advanta National Bank
                          Transferor and Servicer


This Prospectus relates to certain Asset Backed Securities (the "Certificates") which may be issued from time to time by Advanta Gold Master Trust (the "Trust") in one or more series (each a "Series"). The Trust will be formed pursuant to a pooling and servicing agreement between Advanta National Bank ("ANB"), as transferor (in such capacity, the "Transferor") and as servicer (in such capacity, the "Servicer"), and The Bank of New York, as Trustee. The property of the Trust will include a portfolio of VISA(R) and MasterCard(R) credit card receivables or other revolving credit account receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of accounts (the "Accounts") owned by ANB, all monies due in payment of the Receivables and certain other property (which may include participation interests in other pooled assets), as more fully described herein and, with respect to any Series, in the related Prospectus Supplement.

The Certificates will be offered from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be fixed rate Certificates, floating rate Certificates, zero coupon Certificates or another type of Certificates as specified in the related Prospectus Supplement. Payments of interest on and principal of each Class will be made as specified in the related Prospectus Supplement. Any Series may include one or more Classes which are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal or interest to one or more other Classes of such Series.

Each Certificate will represent an interest in the Trust, and each Holder will be entitled to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein and, with respect to any Series, in the related Prospectus Supplement. One or more Classes of a Series may be entitled to the benefits of a cash collateral guaranty or account, collateral interest, discount collateral interest, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series.

THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF ADVANTA CORP., ADVANTA NATIONAL BANK OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Potential investors should consider, among other things, the information set forth in "Risk Factors" commencing on page [23] herein.

The Certificates offered by this Prospectus and by the related Prospectus Supplement are offered by the underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

____________, 1996

                            TABLE OF CONTENTS

                                                                    Page

PROSPECTUS SUPPLEMENT                                                  6

REPORTS TO HOLDERS                                                     6

AVAILABLE INFORMATION                                                  6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                        6

SUMMARY OF TERMS                                                       8

RISK FACTORS                                                          23

FORMATION OF THE TRUST                                                28

ANB'S CREDIT CARD ACTIVITIES                                          28

General                                                               28

Acquisition and Use of Credit Cards                                   29

Billing and Payments                                                  30

Description of FDR                                                    31

Delinquencies                                                         31

Interchange                                                           32

Competition                                                           32

USE OF PROCEEDS                                                       32

ANB AND ADVANTA CORP.                                                 32

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES                              33

Transfer of Receivables                                               33

Certain Matters Relating to Receivership and Bankruptcy               34

Consumer Protection Laws                                              35

DESCRIPTION OF THE CERTIFICATES                                       36

General                                                               36

Book-Entry Registration                                               38

Definitive Certificates                                               41

The Advanta Certificate; Additional Transferors                       42

Interest Payments; Accretion of Discount                              43

Principal Payments                                                    43

Shared Principal Collections                                          44

Sharing of Excess Finance Charge Collections                          44

Paired Series                                                         44

Groups                                                                45

New Issuances                                                         45

Transfer and Assignment of Receivables                                46

Liquidation of Receivables                                            47

Representations, Warranties and Covenants                             48

Automatic Account Additions                                           55

Removal of Accounts                                                   56

Servicing Procedures                                                  56

Discount Option                                                       56

Trust Accounts                                                        57

Series Percentage and Transferor Percentage                           58

Deposit of Collections                                                59

Operation of Excess Funding Account                                   59

Defaulted Receivables; Rebates and Fraudulent Charges                 59

Final Payment of Principal and Interest; Termination                  60

Trust Pay Out Events                                                  61

Servicing Compensation and Payment of Expenses                        62

Certain Matters Regarding the Servicer                                63

Indemnification                                                       64

Servicer Default                                                      64

Reports to Holders                                                    66

Evidence as to Compliance                                             66

Amendments                                                            67

Defeasance                                                            68

List of Holders                                                       69

The Trustee                                                           69

ENHANCEMENT                                                           69

General                                                               69

Subordination                                                         70

Letter of Credit                                                      70

Cash Collateral Guaranty or Account                                   70

Collateral Interest                                                   71

Surety Bond or Insurance Policy                                       71

Spread Account                                                        71

FEDERAL INCOME TAX CONSEQUENCES                                       71

General                                                               71

Treatment of the Certificates as Debt                                 72

Treatment of the Trust                                                73

Taxation of Interest Income of U.S. Certificate Owners                75

Sale or Exchange of Certificates                                      76

Non-U.S. Certificate Owners                                           76

Information Reporting and Backup Withholding                          77

State and Local Taxation                                              78

ERISA CONSIDERATIONS                                                  78

PLAN OF DISTRIBUTION                                                  80

UNDERWRITING                                                          80

LEGAL MATTERS                                                         80

Index of Principal Terms                                              81

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES                                          84

Initial Settlement                                                    84

Secondary Market Trading                                              84

Certain U.S. Federal Income Tax Documentation Requirements            86

                          PROSPECTUS SUPPLEMENT

      A Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series:
(a) the initial aggregate principal amount, the certificate interest rate (or method for determining it) and authorized denominations of each Class of such Series; (b) certain information concerning the Receivables and other property, if any, allocated for such Series; (c) the expected date or dates on which the principal amount of the Certificates will be paid to Holders; (d) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (e) the identity of each Class of floating rate Certificates, fixed rate Certificates and zero coupon Certificates included in such Series, if any, or such other type of Class of Certificates; (f) the Distribution Dates for the respective Classes; (g) relevant financial information with respect to the Receivables and other property, if any; (h) additional information with respect to any Series Enhancement, guaranteed investment contract or other agreement relating to such Series; (i) the plan of distribution of such Series; and
(j) whether the Certificates are to be issuable in registered or book-entry form.

                           REPORTS TO HOLDERS

      Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co., as registered holder of the Certificates, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Book Entry Registration," "--Reports to Holders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. ANB does not intend to send any of its financial reports to Holders. The Servicer will file with the Securities and Exchange Commission (the "Commission") such reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                          AVAILABLE INFORMATION

      ANB, as originator of the assets of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All reports and other documents filed by the Servicer with respect to the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Servicer at Five Horsham Business Center, 300 Welsh Road, Horsham, Pennsylvania 19044. Telephone requests for such copies should be directed to the Servicer at (215) 657-4000.

                            SUMMARY OF TERMS

      The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby, and to the Pooling and Servicing Agreement and the Series Supplement with respect to such Series (the "Series Supplement") between ANB, as Transferor and Servicer, and The Bank of New York (or another bank or trust company qualified under the Pooling and Servicing Agreement and named in the Prospectus Supplement for the related Series), as Trustee (collectively, the Pooling and Servicing Agreement and any Series Supplement are sometimes referred to as the "Pooling and Servicing Agreement"). Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Principal Terms."

Trust The Advanta Gold Master Trust (the "Trust") will be formed pursuant to a pooling and servicing agreement between Advanta National Bank ("ANB") as transferor of interests in certain receivables to the Trust (in such capacity, the "Transferor") and as servicer (in such capacity, the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). The Trust assets will include a portfolio of receivables (the "Receivables") arising under selected MasterCard and VISA* <F1> credit card accounts or other revolving credit accounts (the "Accounts") initially selected from a portfolio of revolving credit card accounts owned by ANB (such portfolio, together with the portfolio of revolving credit card accounts or other revolving credit accounts owned by ANB's affiliate, Advanta National Bank USA ("AUS"), is referred to herein as the "Advanta Credit Card Portfolio"), all monies due or to become due and all amounts received with respect thereto, all proceeds of the Receivables, the right to receive certain Interchange attributed to cardholder charges for merchandise and services in the Accounts, certain amounts recovered from Accounts in which the Receivables have been written off as uncollectible, proceeds of credit insurance policies relating to the Receivables, all monies on deposit in certain bank accounts of the Trust and the benefits of any type of enhancement ("Series Enhancement") issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Holders of a specified Series or Class unless otherwise indicated in the related Prospectus Supplement). The Trust assets may also include participations (including 100% participations) representing interests in a pool of assets primarily consisting of revolving credit receivables or other loan receivables (secured and unsecured), and any interests in both such types of receivables, including securities representing or backed by both such types of receivables, and other self-liquidating financial assets and collections thereon
                           (collectively, "Participation Interests").   The
                           Transferor will convey to the Trust all
                           Receivables existing under certain designated Accounts at the time of the formation of the Trust and all Receivables arising under such Accounts from time to time thereafter. In addition, ANB and any Additional Transferors may convey in the future all Receivables existing under certain designated Additional Accounts (including Automatic Additional Accounts) and all Receivables thereafter arising in such Additional Accounts. The term "Transferor", as used herein includes any Additional Transferor from and after the time that it becomes an Additional Transferor.

*<F1> MasterCard and VISA are registered trademarks of MasterCard
      International Incorporated and VISA USA, Inc., respectively.</F1>

Securities Offered         The investor certificates issued by the Trust,
                           including any investor certificates offered pursuant to this Prospectus and any Prospectus
                           Supplement (the "Certificates"), represent interests in the Trust, which, with respect to each Series, will consist of the right to receive, to the extent necessary to make the required payments with respect to the Certificates of such Series at the times and in the amounts specified in the related Series
                           Supplement, the portion of collections allocable to Holders of such Series pursuant to the Pooling and Servicing Agreement and the related
                           Series Supplement, funds on deposit in the Collection Account and the Excess Funding
                           Account allocable to Holders of such Series pursuant to the Pooling and Servicing Agreement and the related Series Supplement, funds on deposit in any deposit, trust, escrow or similar account maintained for the benefit of such Series or any Class of such Series (each, a "Series Account") and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "Investor
                           Interest").  The Certificates of any Series or
                           Class will not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The
                           Certificates may be issued from time to time pursuant to the Pooling and Servicing Agreement and a related Series Supplement. Each Series will consist of one or more classes (each a "Class"), one or more of which may be Classes of fixed rate Certificates, floating rate
                           Certificates, zero coupon Certificates or other types of Certificates. Each Class may differ in, among other things, the priority of principal payments, the priority of interest payments, the maturity date, distribution dates and rate of interest. Additionally, the Certificates of one or more Classes may be subordinated to the Certificates of one or more other Classes with respect to the right to receive payments of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus
                           Supplement. The term "Holders" refers to holders of the Certificates, and the term
                           "Series" refers to any series of Certificates issued by the Trust. See "Description of the Certificates."

                           Unless otherwise specified in the related
                           Prospectus Supplement, the Certificates of a Series will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof and will be available only in book-entry form, except in certain limited circumstances. The Trust assets will be allocated among the Investor Interest of each Series, including certain providers of Series Enhancement holding uncertificated subordinated interests, and the interest of the holders of the Transferor Certificates (the "Transferor Interest"). The Transferor Interest represents the right to the assets of the Trust not allocated to the Investor Interest. The term "Transferor Amount" refers to, at any time of determination, an amount equal to (a) the sum of the aggregate amount of principal Receivables in the Trust and the principal amount on deposit in the Excess Funding Account at such time (such sum being the "Trust Principal Balance"), minus
                           (b) the sum of the amount of Principal
                           Receivables and the amount on deposit in the Excess Funding Account allocated to each Series then outstanding (for each Series, its "Invested Amount"). The Transferor Amount will fluctuate as the Trust Principal Balance changes from time to time. The term "Investor Amount" for a Series will be set forth in the Series Supplement for such Series and, for a Series offered hereby, the related Prospectus Supplement, and generally refers to the principal amount of the Investor Interest in the assets of the Trust.

                           The Certificates of a Class offered hereby and pursuant to a Prospectus Supplement will represent the right to receive from the assets of the Trust allocated to the applicable Series funds up to (but not in excess of) the amounts required to make any payments of interest on the Certificates of such Class specified in the related Prospectus Supplement, and payments of principal during any related Amortization Period to the extent specified in the related Prospectus Supplement.

                           Each Class of Certificates will include the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement) varying percentages of collections of Finance Charge Receivables and Principal Receivables for the related Monthly Period. During the Revolving Period relating to such Class, subject to certain limitations, collections of Principal Receivables allocable to the Certificates of such Class will generally be allocated and paid to the holders of the Transferor Certificates or to other Series. During any Amortization Period relating to such Class, collections of Principal Receivables will be allocated to such Class as provided herein and in the related Prospectus Supplement.

                           The Certificates of each Series represent the right to receive payments from the Trust only and do not represent interests in or recourse obligations of Advanta Corp., ANB or any affiliate thereof. None of the Certificates, the Accounts, the Receivables or the Participations are insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

New Issuances              The Pooling and Servicing Agreement authorizes
                           the Trustee to issue three types of
                           certificates: (i) one or more Series of
                           Certificates which will be transferable and have the characteristics described below, (ii) a Certificate, evidencing ANB's interest as
                           Transferor (the "Advanta Certificate"), which will initially be held by ANB and which is transferable in certain circumstances and (iii)
                           Supplemental Certificates delivered in exchange for a portion of the Advanta Certificate under certain circumstances described in the Pooling and Servicing Agreement (each, a "Supplemental
                           Certificate", and, together with the Advanta
                           Certificate, the "Transferor Certificates").

                           A new issuance of Certificates (a "New
                           Issuance") may occur only upon satisfaction of the following conditions: (i) on or before the fifth day immediately preceding the date of such New Issuance, the Transferor must notify the Trustee and the Servicer of such issuance and its date; and on or before the tenth day immediately preceding the date of such New Issuance, the Transferor shall have given each Rating Agency notice of such issuance and (ii) the Transferor shall have delivered to the Trustee (a) the related Series Supplement specifying the Principal Terms of the new Series, (b) any agreement relating to the Series Enhancement, (c) written confirmation from the Transferor that (1) the Transferor has notified the Rating Agencies of such New Issuance, and
                           (2) during the ten-day period following such notification, no Rating Agency has notified the Transferor that the New Issuance will result in the Rating Agency reducing or withdrawing its rating of any outstanding Series or Class, (d) an officer's certificate from the Transferor stating that the Transferor reasonably believes that such New Issuance will not cause a Pay Out Event to occur with respect to any Series, and
                           (e) if any Series of Certificates are
                           outstanding that were characterized as debt at the time of their issuance, an opinion of counsel to the effect that, for Federal tax purposes, the New Issuance will not adversely affect the tax characterization of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, that the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and that such New Issuance will not cause an event in which gain or loss would be recognized by any holder of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance (a "Tax Opinion"). The Transferor may offer a Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

Receivables                The Receivables will arise in Accounts that have
                           been selected from the portion of the Advanta
                           Credit Card Portfolio owned by ANB, based on criteria specified in the Pooling and Servicing
                           Agreement as applied at the close of business on the date to be specified in the initial
                           Prospectus Supplement with respect to initial
                           Accounts the Receivables of which will be conveyed (the "Initial Accounts") or, with respect to Additional Accounts or Participation
                           Interests to be included in the Trust, the date specified in the related assignment of such Additional Accounts or Participation Interests to the Trust (each, a "Related Cut Off Date").
                           The Receivables consist of amounts charged by cardholders for merchandise, services and cash advances (collectively, the "Principal
                           Receivables"), plus the related periodic finance charges, annual membership fees and annual service charges, late fees, overlimit fees, cash advance fees, all other fees and charges with respect to Accounts designated by the Transferor to be included as Finance Charge Receivables
                           (collectively, the "Finance Charge
                           Receivables"). If the Transferor exercises its discount option, an amount equal to the product of the Discount Percentage and the amount of all or any specified portion of Principal
                           Receivables (which may be limited to Principal
                           Receivables created after the effective date of such option) will be treated as Discount Option
                           Receivables and added to Finance Charge
                           Receivables.  See "Description of the
                           Certificates--Discount Option." In addition, certain Interchange (as described in the Series
                           Supplements) attributed to cardholder charges for merchandise and services and any applicable
                           Trust- level yield supplement amount designated as such by the Transferor in writing to the Servicer and the Trustee (which amount does not otherwise constitute a Trust asset and is deposited into the Collection Account) will be treated as collections of Finance Charge
                           Receivables for purposes of the Pooling and Servicing Agreement. All new Receivables arising in such Accounts will be conveyed to the Trust, except as described herein, but will not affect the amount of the initial Investor Amount of a Series. The total amount of Receivables will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables will usually differ each day. Because the Transferor Interest represents the interest in the Principal Receivables and the Excess Funding Account not represented by the Certificates of any Series, the amount of the Transferor Interest in Principal Receivables will fluctuate daily as Receivables are collected and new Receivables are conveyed to the Trust. See "The Receivables" in the
                           Prospectus Supplement.

Registration
of Certificates            Unless otherwise specified in the related
                           Prospectus Supplement, the Certificates of each Series initially will be represented by certificates registered in the name of Cede &
                           Co. ("Cede"), as the nominee of The Depository
                           Trust Company ("DTC"). No person acquiring a beneficial interest in the Certificates of a Series (a "Certificate Owner") will be entitled to receive a definitive certificate representing such person's interest (a "Definitive
                           Certificate"), except in the event that
                           Definitive Certificates of such Series are issued under the limited circumstances described herein and in the related Prospectus Supplement.
                           See "Description of the Certificates--Definitive
                           Certificates."

Clearance and Settlement   Unless otherwise provided in the related
                           Prospectus Supplement, Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of (i) DTC (in the United States) or (ii) Cedel or Euroclear
                           (in Europe).  Transfers within DTC, Cedel or
                           Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant
                           Depositaries of Cedel or Euroclear.  See
                           "Description of the Certificates--Book-Entry
                           Registration."

Servicer Advanta National Bank. The principal executive offices of Advanta National Bank are located at 501 Carr Road, Wilmington, Delaware 19809.

Transferor                 Advanta National Bank is the Transferor.
                           Subject to certain conditions described herein under "Description of the Certificates--The
                           Advanta Certificate; Additional Transferors,"
                           ANB may designate one or more Additional
                           Transferors to transfer Receivables or
                           Participation Interests to the Trust from time to time. Any such Additional Transferors may own Accounts and generate Receivables directly or may purchase Receivables from another entity that owns the related Accounts. Any such Additional Transferors will generally have the same rights and obligations as those of ANB, as Transferor, described herein, and the term
                           "Transferor" as used herein includes any Additional Transferor. Any entity that owns
                           Accounts from which Receivables are transferred, directly or indirectly, to the Trust is called a "Credit Card Originator."

Collections                All collections of Receivables and Participation
                           Interests, if any, will be allocated by the Servicer between amounts collected on Principal
                           Receivables and amounts collected on Finance
                           Charge Receivables. All such amounts will then be allocated in accordance with the respective interests of the Holders of each Class of each Series as described in the related Prospectus
                           Supplement. The Servicer will deposit all collections of Receivables and Participation
                           Interests, if any, distributable to Holders in an eligible account established for such purpose
                           (the "Collection Account") no later than the day prior to the applicable Distribution Date. The
                           "Distribution Date" for a Series will be the fifteenth day of each month (or, if such day is not a business day, the next business day) or such other date specified in the Series
                           Supplement for a Series. See "Description of the Certificates--Series Percentage and
                           Transferor Percentage" herein and "Description of the Certificates--Allocation Percentages" in the Prospectus Supplement.

Interest Any interest on the Certificates for any Interest Period with respect to a Series will be distributed as set forth in the related Prospectus Supplement. Interest payments in respect of a Series will generally be funded from the portion of Finance Charge Receivables collected during the related Monthly Period allocable to such Series and, if necessary and if specified in the related Prospectus Supplement, from any Series Enhancement available for such Series. The terms "Monthly Period" and, when applicable, "Interest Period" have the meanings specified in the Prospectus Supplement relating to each Series. In the case of a Series of Certificates including one or more zero coupon Classes (a "Zero Coupon Series"), however, accreted discount on each zero coupon Class may be paid from collections of Principal Receivables or Finance Charge Receivables allocable to that Series or from any applicable Series Enhancement, as described in the related Prospectus Supplement. See "Description of the Certificates--Interest Payments; Discount Accretion" and "Risk Factors--Payments and Maturity."

Revolving Period           During the period from the closing date with
                           respect to a Series (the "Relevant Closing
                           Date") and ending on the day immediately preceding the commencement of an Amortization
                           Period with respect to such Series (the
                           "Revolving Period"), collections of Principal
                           Receivables allocated to the Certificates of such Series will be paid from the Trust to the holders of the Transferor Certificates, to other
                           Series or deposited in the Excess Funding
                           Account (except in certain limited
                           circumstances).

Amortization Periods;
  Principal Payments       Unless otherwise specified in the Prospectus
                           Supplement relating to any Class, at the end of any Revolving Period for a Class, collections of Principal Receivables that had been allocated to Holders of such Class but had been paid to the holders of the Transferor Certificates, to other
                           Series or deposited in the Excess Funding
                           Account will instead be either paid directly to such Holders or accumulated for payment to such Holders, in each case as specified in the Prospectus Supplement relating to such Class.
                           The Revolving Period for a Series will end and an amortization period shall commence either upon the occurrence of a Pay Out Event with respect to such Series (a "Rapid Amortization
                           Period") or at a scheduled date (a "Scheduled
                           Amortization Date") set forth in the Prospectus
                           Supplement applicable to such Series (a
                           "Controlled Amortization Period", "Limited
                           Amortization Period", "Principal Amortization
                           Period", "Optional Amortization Period",
                           "Controlled Accumulation Period" or other like period, collectively referred to herein as an "Amortization Period", in each case as described in the related Prospectus Supplement). In the event of a Rapid Amortization Period, collections of Principal Receivables allocated to Holders will generally be paid directly to such Holders or accumulated in a Series Account for the benefit of Holders or otherwise applied, subject to any subordination provisions specified in the related Prospectus Supplement.
                           See "Description of the Certificates--Trust Pay
                           Out Events" for a discussion of the events which might lead to a Rapid Amortization Period with respect to all Series outstanding. In the event of another Amortization Period with respect to a Class, collections of Principal Receivables will either be paid directly to Holders in specified amounts on a monthly or other periodic basis or accumulated in a Series Account for the benefit of Holders or otherwise applied, in each case as set forth in the Prospectus Supplement relating to such Class.

                           Funds on deposit in the Collection Account shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer.

Shared Principal
Collections                On each Distribution Date, (a) the Servicer
                           shall allocate Shared Principal Collections to each Series entitled thereto (each, a "Principal
                           Sharing Series"), pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account and pay to the holders of the Transferor Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of collections of Principal Receivables which the related Series Supplements specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing
                           Series which the related Series Supplements specify are "Principal Shortfalls" for such Distribution Date. However, to the extent that on any Distribution Date the Transferor Amount is less than the Required Transferor Amount, the Servicer will deposit into the Excess Funding
                           Account any Shared Principal Collections that otherwise would be distributed to the holders of the Transferor Certificates to the extent necessary so that the Transferor Amount will equal the Required Transferor Amount.

Sharing of Excess Collections
  of Finance Charge
  Receivables              Collections of Finance Charge Receivables
                           allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series may, if specified in the related
                           Series Supplement, be applied to cover
                           shortfalls, if any, with respect to amounts payable from collections of Finance Charge
                           Receivables allocable to any other Series then outstanding in the same group of Series (each, a "Group"), pro rata based upon the amount of the shortfall, as provided in the related Series
                           Supplement. Any remaining excess Collections of Finance Charge Receivables for any Group will be applied in the same manner to any remaining shortfalls with respect to Series in other
                           Groups.  Excess Collections of Finance Charge
                           Collections remaining after all of the above applications will be transferred to the holders of the Transferor Certificates.

Paired Series              If specified in the Prospectus Supplement
                           relating to a Series, such Series may be paired with another Series (each, a "Paired Series"), such that a reduction in the Invested Amount of one such Series results in an increase in the Invested Amount of the other such Series.

Groups If specified in the Prospectus Supplements relating to any Group, such Group may be allocated all collections with respect to certain portions of the Receivables and any Participation Interests, so long as (a) each Rating Agency confirms that such action will not result in a reduction or withdrawal of its rating of any Series or Class for which it is a Rating Agency (as to any action, the "Rating Agency Condition") and (b) such grouping will not result in the occurrence of a Pay Out Event with respect to any Series or materially adversely affect the amount or timing of distributions to be made to any Series or Class (an "Adverse Effect").

Funding Period             The Prospectus Supplement relating to a Series
                           of Certificates may specify that for a period beginning on the Relevant Closing Date and ending on a specified date before the commencement of an Amortization Period for such Series (a "Funding Period"), which period is expected to be less than a year, the aggregate amount of Principal Receivables and amounts on deposit in the Excess Funding Account allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that funds in the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account (a "Pre-Funding
                           Account") established with the Trustee for the benefit of Holders of such Series (and if specified in the Prospectus Supplement relating to such Series, the holder of the Discount
                           Collateral Interest issued with respect to such Series) pending the transfer of additional
                           Principal Receivables to the Trust that results in a net increase in the Trust Principal Balance or pending the reduction of the Invested Amounts of other Series issued by the Trust. The
                           Pre-Funding Amount may be up to [50%] of the principal amount of the Certificates of a Series. The related Prospectus Supplement will specify the initial Invested Amount on the Relevant Closing Date with respect to such Series, the Investor Amount for such Series
                           (which will generally equal the aggregate principal amount of the Certificates of such Series) and the date by which the Invested
                           Amount is expected to equal the Investor Amount.
                           The Invested Amount will increase as the Trust
                           Principal Balance increases or as the Invested
                           Amounts of other Series are reduced.

                           During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the holders of the Transferor Certificates or their assigns to the extent of any increases in the Invested Amount. If the Invested Amount does not for any reason equal the Investor Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Holders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates.

                           If so specified in the related Prospectus
                           Supplement, funds on deposit in the Pre-Funding Account may be invested in Eligible Investments or subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

Enhancement                Enhancement with respect to one or more Classes
                           of a Series ("Series Enhancement") may be provided in the form of subordination, a letter of credit, a cash collateral guaranty, a cash collateral account, a collateral interest, a discount collateral interest, a surety bond, insurance policy or other form of support or any combination of the above as specified in the related Prospectus Supplement. Series
                           Enhancement may also be provided to a Class or Classes of different Series by a cross-support feature which requires that distributions of principal or interest be made with respect to Certificates of one or more Classes of a particular Series before distributions are made to one or more Classes of another Series.

                           The type, characteristics and amount of the Series Enhancement will be determined based on several factors, including the characteristics of the Receivables and Accounts and other property underlying or comprising the Trust assets as of the Relevant Closing Date with respect to any Series, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. The terms of the Series Enhancement with respect to any Series offered hereby will be described in the related Prospectus Supplement. If so specified in the Prospectus Supplement for a Series, the level of Series Enhancement for such Series may be reduced if the Rating Agency Condition is satisfied. If so specified in the related Prospectus Supplement, any such Series Enhancement may apply only in the event of certain types of losses and the protection against losses provided by such Series Enhancement will be limited. See "Enhancement" and "Risk Factors--Limited Nature of Rating."

a.  Subordination          A Series of Certificates may include one or more
                           Classes of Certificates which are subordinate to one or more other Classes of such Series. The rights of the holders of any such subordinated
                           Certificates to receive distributions on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Certificates which are senior to such subordinated Certificates, but only to the extent set forth in the related Prospectus
                           Supplement.  If so specified in the related
                           Prospectus Supplement, subordination may apply only in the event of certain types of losses or shortfalls not covered by another Series
                           Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates which are senior to such subordinated Certificates.
                           If cash flows otherwise distributable to holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature. See
                           "Enhancement--Subordination."

b.  Letter of Credit       If so specified in the related Prospectus
                           Supplement, support for a Series or one or more
                           Classes of a Series may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of another
                           Series Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus
                           Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder.

                           The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Investor Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement. See "Enhancement--Letter of Credit."

c.  Cash Collateral Guaranty
    or Account             If so specified in the related Prospectus
                           Supplement, support for a Series or one or more
                           Classes of a Series may be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash
                           Collateral Account") reserved for the
                           beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral
                           Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash
                           Collateral Account and an amount specified in the related Prospectus Supplement. The related
                           Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

d.  Collateral Interest    If so specified in the related Prospectus
                           Supplement, support for a Series of Certificates or one or more Classes thereof may be provided initially by an uncertificated, subordinated interest in the Trust (the "Collateral
                           Interest") in an amount initially equal to a percentage specified in the related Prospectus
                           Supplement of the initial Investor Amount.

e.  Discount Collateral
    Interest If so specified in the related Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof may be provided by an uncertificated, subordinated interest in the Trust which will be available to cover shortfalls affecting the accretion of discount or payment of interest and if specified in the related Prospectus Supplement, certain other items (the "Discount Collateral Interest") in an amount specified in the related Prospectus Supplement.

f.  Surety Bond or Insurance
    Policy If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the posting of a surety bond or the issuance of insurance by an insurance company, in each instance designed to assure the distribution of interest or principal on the Certificates of such Class or Series in the manner and amount specified in the related Prospectus Supplement.

g.  Spread Account         If so specified in the related Prospectus
                           Supplement, support for a Series or one or more
                           Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account
                           (the "Spread Account") intended to assure the subsequent distribution of interest or principal on the Certificates of such Class or Series in the manner specified in the related Prospectus
                           Supplement.

Record Date                The last day of the month preceding any
                           Distribution Date, except as otherwise specified with respect to a Series in the related
                           Prospectus Supplement.

Optional Repurchase        If specified in a Prospectus Supplement, the
                           Investor Amount of a Series may be subject to optional repurchase by the Transferor on any Distribution Date after such Investor Amount is less than or equal to a certain specified level, unless certain events as specified in the Pooling and Servicing Agreement have occurred.
                           The purchase price on the Distribution Date on which such purchase occurs will be as specified in the related Prospectus Supplement and will generally be equal to the Investor Amount plus accrued and unpaid interest on the applicable
                           Certificates.  See "Description of the
                           Certificates--Optional Repurchase" in the
                           Prospectus Supplement.

Final Payment of Principal
  and Interest; Termination
  of Trust The interest of the Holders of a Series in the Trust will terminate following the earliest of
                           (i) the day after the Distribution Date on which the Investor Amount of such Series is paid in full, (ii) a date specified in the Series Supplement for such Series (the "Stated Series Termination Date") and (iii) the termination of the Trust (the "Trust Termination Date"). All principal and interest will be due and payable no later than the Stated Series Termination Date.

Trustee                    The Bank of New York.

Tax Status                 Except as set forth in the related Prospectus
                           Supplement, it is anticipated that Special Tax
                           Counsel to ANB will render an opinion, in connection with the issuance of each Series, that the Certificates of a Series (or certain
                           Classes thereof) will be properly characterized as indebtedness for Federal income tax purposes.
                           It is anticipated that under the Pooling and Servicing Agreement, the Certificate Owners of each Class as to which such opinion is rendered will be deemed to agree to treat the Certificates as indebtedness for tax purposes.
                           See "Federal Income Tax Consequences" for additional information concerning the application of Federal income tax laws.

ERISA Considerations       Under regulations issued by the Department of
                           Labor, the Trust's assets would not be deemed
                           "plan assets" of any employee benefit plan holding interests in the Certificates of a Series if certain conditions are met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. No assurance can be given with respect to any offering of the Certificates of any Series that the conditions which would allow the Trust's assets not to be "plan assets" will be met, although the intention of the Underwriters (but not their assurance) as to whether the Certificates of a particular Series will be "publicly-offered securities", and therefore eligible for an ERISA exemption, will be set forth in the related Prospectus Supplement.
                           Accordingly, fiduciaries or other persons contemplating purchasing interests in the
                           Certificates of any Series with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA
                           Considerations."

Certificate Rating         Unless otherwise specified in the related
                           Prospectus Supplement, it will be a condition to the issuance of the Certificates offered by this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest applicable rating categories by at least one nationally recognized statistical rating organization selected by the Transferor (each such rating organization rating any Series, a "Rating Agency"). The rating or ratings applicable to the Certificates of each Class will be as set forth in the related Prospectus
                           Supplement. The Certificates offered pursuant to this Prospectus and the related Prospectus
                           Supplement must be investment grade asset-backed securities within the meaning of the Act and the rules promulgated thereunder.

                           A security rating should be evaluated
                           independently of similar ratings of different types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. See "Risk Factors--Limited Nature of Rating."



                              RISK FACTORS

      Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that such market will provide Holders with liquidity of investment or that it will continue for the life of the Certificates of such Series. The underwriters of any Series offered hereby presently expect to make a secondary market in the Certificates offered hereby and pursuant to any Prospectus Supplement, but have no obligation to do so.

      Certain Legal Aspects. The Transferor will warrant in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust will be either a valid transfer and assignment of all right, title and interest in the Receivables and all proceeds thereof to the Trust or the grant to the Trust of a security interest in such property to the Trust. The Transferor will take certain actions required to perfect the Trust's interest in the Receivables. The Transferor will also warrant that if the transfer by it to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, upon the filing of financing statements required to be filed under the Pooling and Servicing Agreement, the Trust will have a first priority perfected security interest therein. Nevertheless, if the transfer of the Receivables and all proceeds thereof to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

      To the extent that ANB, as the initial Transferor has granted a security interest in the Receivables to the Trust and that security interest was validly perfected before any insolvency of ANB and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud ANB or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership, and payments to the Trust with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Transferor. If, however, the conservator or receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay of proceedings with respect to ANB as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The discussion above should apply equally to any Additional Transferor that was a bank or other financial institution subject to the Federal Deposit Insurance Act (together with ANB, each a "Bank Transferor"), and similar consequences could follow from the insolvency or receivership of a Credit Card Originator that was a bank or other financial institution subject to the Federal Deposit Insurance Act and that transferred Receivables to the Trust indirectly through a Transferor without becoming a Transferor itself.

      If an Additional Transferor that was not a bank or other financial institution subject to the Federal Deposit Insurance Act were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables by that Transferor to the Trust should be characterized as a pledge of such Receivables to secure a borrowing of such Transferor, then delays in payments on the Certificates and possible reductions in the amount of those payments could occur. If the transfer of Receivables by such a Transferor to the Trust is treated as a sale, such Receivables should not generally be part of the Transferor's bankruptcy estate and should not be available to the Transferor's creditors. In a 1993 case, however, the U.S. Court of Appeals for the Tenth Circuit concluded that accounts receivable sold by a debtor prior to a filing for bankruptcy remain property of the debtor's bankruptcy estate. If the conclusions in that case were applied in such a Transferor's bankruptcy, the Receivables sold to the Trust by that Transferor would be subject to claims of certain creditors, which could result in delays in payments on the Certificates and possible reductions in the amount of those payments. Similar consequences could follow if a Credit Card Originator that was not a bank or other financial institution subject to the Federal Deposit Insurance Act and that transferred Receivables to the Trust indirectly through a Transferor without becoming a Transferor itself were to become a debtor in a bankruptcy case.

      In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or Holders from effecting a transfer of servicing to a successor Servicer. If a conservator or receiver were appointed for ANB or any Additional Transferor (unless the Rating Agency Condition has been satisfied and a Tax Opinion has been delivered as to the failure to take the following actions with respect to any Additional Transferor) pursuant to the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust, and the Trustee would sell the Receivables (unless Holders representing more than 50% of the Investor Amount of each Series, or if any such Series has more than one Class, of each Class of such Series and each of ANB and any Additional Transferor (unless ANB or such Additional Transferor is the subject of such Insolvency Event), and any holder of a Supplemental Certificate and certain other parties specified in the Series Supplements instruct otherwise), thereby causing early termination of the Trust and a loss to all or some Holders if the net proceeds of such sale were insufficient to pay Certificates in full. Upon the occurrence of a Pay Out Event, if a conservator or receiver was appointed for any Transferor and no Pay Out Event other than such conservatorship, receivership or insolvency of a Transferor existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver for any Transferor may have the power to cause early payment of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

      The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, annual cardholder fees and other fees, and failure by the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Pooling and Servicing Agreement, ANB and any Additional Transferor will covenant to accept the transfer of all Receivables in an Account, upon the breach of certain representations and warranties relating to requirements of law applicable to such Transferor and any related Credit Card Originator, if any Receivable in such Account becomes a Defaulted Receivable or the Trust's rights in, to or under such Receivables are impaired or the proceeds thereof are not available to the Trust free and clear of any lien (subject to certain cure periods). ANB and any Additional Transferor will also make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. However, the Trustee will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, is that the applicable Transferor or the Servicer, as the case may be, will generally be obligated to accept the transfer of all Receivables in the Account affected thereby. In addition, in the event of a breach of certain representations and warranties, each Transferor may be obligated to accept the reassignment and transfer of all Receivables transferred by it to the Trust, which reassignment will constitute the sole remedy available to Holders with respect to any such breach. See "Description of the Certificates--Representations, Warranties and Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

      Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Holders in the Receivables, if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates--Receivables in Defaulted Accounts; Rebates and Fraudulent Charges."

      Competition in the Bank Credit Card Industry. The bank credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card issuers seek to expand or to enter the market. As a result of this competition, certain major credit card issuers assess finance charges for selected portions of their portfolios at rates lower than the rates currently being assessed on the Accounts. ANB, and its affiliate, AUS, have attempted to respond to this increased competition by marketing cards to customers primarily without an annual fee and by attempting to offer customers a finance charge rate below that generally available from their competitors, as well as by using introductory rates for a set period of time (generally less than 12 months in length). In addition, ANB has been in the business of acquiring accounts through direct mail solicitation since September 1995, and AUS has been in that business since 1983. ANB's ability to compete in the credit card industry will affect its ability to generate new Receivables. See "ANB's Credit Card Activities--Competition."

      Payments and Maturity. The Receivables in the Trust may be paid at any time, and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The continuation of the Revolving Period of a Series will be dependent upon the continued generation of new Receivables for the Trust. A significant decline in the amount of Receivables generated in the Accounts could result in the occurrence of a Series Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period for each such Series. In addition, increased convenience use, where cardholders pay their Account balances in full on or prior to the due date, which is generally the 25th day subsequent to the monthly billing date (the "Due Date"), and thus avoid all finance charges on purchases, would decrease the effective yield on the Accounts, and could cause the commencement of the Rapid Amortization Period for one or more Series, as well as decreased protection to holders of Certificates against defaults under the Accounts. Convenience use is more common among cardholders who are not assessed any annual cardholder fee than among those who pay such fees, and a substantial majority of the cardholders on the Accounts are not charged an annual cardholder fee. The Transferors and Credit Card Originators may temporarily waive authorized increases in finance charges on certain accounts notwithstanding increases in the prime rate or the London interbank offered rate, and although ANB is not currently doing so, it may decide to do so in the future. A decrease in the rate of payment by cardholders could delay the return of principal to the Holders during the Amortization Periods for each Series. See "Receivable Yield Considerations" in the Prospectus Supplement. The Pooling and Servicing Agreement provides that the Transferor will be required to designate Additional Accounts the Receivables of which will be added to the Trust in the event that the Transferor Amount or the amount of the Principal Receivables is not maintained at a certain minimum amount and may under certain circumstances elect to add the Receivables in selected Accounts to the Trust. If Additional Accounts are not designated by the Transferor when required, a Series Pay Out Event for one or more Series may occur and result in the commencement of a Rapid Amortization Period for such Series. See "Description of the Certificates--Trust Pay Out Events" herein and "Description of the Certificates--Series Pay Out Events and Trust Pay Out Events" in the Prospectus Supplement for a discussion of other events which might lead to the commencement of the Rapid Amortization Period for a Series.

      Social, Geographic and Economic Factors. Changes in card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Economic factors include the rate of inflation, the unemployment rates and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on the Certificates of any Series. See "ANB's Credit Card Activities" herein and in the Prospectus Supplement. ANB is unable to determine and has no basis to predict whether, or to what extent, economic, social or geographic factors will affect future card use or repayment patterns.

      Prepayment Resulting from Pre-Funding Account. With respect to any Series having a Pre-Funding Account, if there is an insufficient amount of Principal Receivables in the Trust at the end of the applicable Funding Period, the Certificateholders of such Series will be repaid principal from amounts on deposit in the Pre-Funding Account (to the extent of such insufficiency) following the end of such Funding Period, as described more fully in the Prospectus Supplement. Such repayment of principal would be prior to the scheduled date of such repayment, so Holders would receive a principal payment earlier than they expected. In addition, Holders would not receive the benefit of the applicable Certificate Rate for the period of time originally expected on the amount of such early repayment.

      Transferor's Ability to Change Terms of the Receivables. The Transferors and Credit Card Originators will generally have the right to determine the finance charges and the other fees and charges which will be applicable from time to time on the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms of its agreement with cardholders with respect to the Accounts. A decrease in the finance charges and the other fees and charges assessed on the Accounts should decrease the effective yield on the Accounts and could result in the occurrence of a Series Pay Out Event for one or more Series and commencement of the Rapid Amortization Period for each such Series. Under the Pooling and Servicing Agreement, ANB and any Additional Transferor will agree, unless required by law or as is otherwise necessary, in its or the related Credit Card Originator's sole discretion, to maintain its or the related Credit Card Originator's lending business on a competitive basis based on a good faith assessment by the Transferor or the related Credit Card Originator of the nature of its competition in the lending business, it will not (or will enforce covenants in any applicable Receivables Purchase Agreements restricting the right of any related Credit Card Originator to) reduce the annual percentage rate at which finance charges are assessed on the Receivables or the other fees and charges assessed on any of the Accounts owned by it, if, as a result of such reduction, either
(i) the Transferor's or the related Credit Card Originator's reasonable expectation is that such reduction will cause a Series Pay Out Event to occur, or (ii) such reduction is not also applied to any comparable segments of revolving credit accounts owned by the Transferor or the related Credit Card Originator which have characteristics the same as, or substantially similar to, such Accounts (except as otherwise restricted by an affinity, endorsement, sponsorship or other agreement between the Transferor or the related Credit Card Originator and an unrelated third party or by the applicable credit card agreements). ANB and any Additional Transferor will also covenant that it will change the terms relating to any of the Accounts owned by it only if the change is made applicable to the comparable segment of the revolving credit accounts owned by it with characteristics the same as or substantially similar to such Accounts, subject to compliance with all requirements of law and except as otherwise restricted by an affinity, endorsement, sponsorship or other agreement between the Transferor or the related Credit Card Originator and an unrelated third party or by the applicable credit card agreements. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as set forth above, the Pooling and Servicing Agreement does not contain any restrictions on the ability of a Transferor or Credit Card Originator to change the terms of the Accounts or the Receivables. See "Description of the Certificates--Representations, Warranties and Covenants." There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by any Transferor or Credit Card Originator to decrease finance charges or other fees and charges for existing accounts, or take actions which would otherwise change the terms of the Accounts. In addition, there can be no assurance that a change made in the terms of the Accounts would not result in the downgrade of the rating of the Certificates. For purposes of this Prospectus, a Credit Card Originator is referred to as "related" to a Transferor if Receivables arising in Accounts owned by that Credit Card Originator are sold, directly or indirectly, to that Transferor for purposes of transfer to the Trust, and "Receivables Purchase Agreement" means any agreement entered into between a Credit Card Originator and a Transferor (or between either a Credit Card Originator or a Transferor and another Person that acts as an intermediate transferee of receivables originated by a Credit Card Originator) relating to the sale of Receivables arising in Accounts.

      Limited Nature of Rating. Any rating assigned to the Certificates of a Series or a Class of a Series by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that Holders will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of any Series Enhancement with respect to such Series or Class of such Series. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class of such Series, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency, if in such Rating Agency's judgment, circumstances so warrant.

      Master Trust Considerations. The Trust, as a master trust, is expected to issue multiple Series from time to time subsequent to the date of this Prospectus. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for allocating collections, provisions creating different or additional security or other Series Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. Such Principal Terms, including any subordination or other relationship of a Series to other subsequently or previously issued Series, will be described in the Prospectus Supplement relating to such Series. The issuance of any additional Series is subject to (a) the requirement that the Servicer notifies the Rating Agencies of such New Issuance, and for ten days after receiving such notice no Rating Agency notifies the Servicer that the New Issuance will result in the Rating Agency reducing or withdrawing its rating of any outstanding Series or Class and, (b) if any Series outstanding was characterized as debt at the time of its issuance, the delivery of a Tax Opinion. There can be no assurance, however, that the Principal Terms of any Series issued from time to time hereafter might not have an impact on the timing and amount of payments received by a Holder of any other Series. No Series Supplement relating to a Series may change the terms of the Pooling and Servicing Agreement applicable to the Certificates of any other Series, whether such other Series have been issued before or after the Series to which such Series Supplement relates. However, the Holders of any Series issued in addition to outstanding Series will have voting rights which, with respect to certain votes, waivers or consents under the Pooling and Servicing Agreement, will reduce the percentage interest represented by the Certificates of the outstanding Series of the aggregate unpaid principal amount of the Certificates of all Series that are entitled to vote. Such votes, waivers and consents include directing the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement and directing a reassignment of the entire portfolio of Accounts. See "Description of the Certificates--New Issuances."

                         FORMATION OF THE TRUST

      The Trust will be formed, in accordance with the laws of the State of New York, pursuant to the Pooling and Servicing Agreement. The Transferor will transfer to the Trust, without recourse, all of its right, title and interest in and to all Receivables arising and created under the Accounts, in exchange for the certificates of Series to be issued plus the Advanta Certificate, which initially represents the entire Transferor Interest.
The Trust assets will consist of the Receivables, all monies due or to become due thereunder and all amounts received with respect thereto, all proceeds of the Receivables, the right to receive certain Interchange attributed to charges for merchandise and services, and proceeds of credit insurance policies relating to the Receivables, all monies on deposit in certain bank accounts of the Trust and the benefits of any Series Enhancements issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Holders of the Series to which such Series Enhancement relates). The Trust assets may also include Participation Interests.

      The Trust will not engage in any activity other than acquiring and holding the Receivables, issuing Certificates with respect to each Series issued by the Trust, the Advanta Certificate and Supplemental Certificates, making payments thereon, obtaining Series Enhancement applicable to any Series and activities related thereto. As a consequence, the Trust is not expected to have any need for, or sources of, capital resources other than the assets of the Trust.

                      ANB'S CREDIT CARD ACTIVITIES

General

      The Receivables which the Transferor will convey to the Trust pursuant to the Pooling and Servicing Agreement initially will be, except as otherwise described in the Prospectus Supplement, generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including regular and premium accounts, from that portion of the Advanta Credit Card Portfolio comprised of Accounts owned by ANB. Both premium and regular accounts undergo the same credit analysis, but premium accounts have higher initial credit limits because of the higher incomes of the cardholders. In addition, premium accounts generally offer a wider variety of services to the cardholders, and those that charge annual cardholder fees generally have higher annual cardholder fees than regular accounts that have annual cardholder fees. Servicing of the Advanta Credit Card Portfolio is performed primarily by ANB and AUS; however, certain data processing and administrative functions associated with the servicing of the Advanta Credit Card Portfolio are currently performed on behalf of ANB and AUS by First Data Resources, Inc. ("FDR"). See "Description of FDR." If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur, and the replacement of the services that FDR currently provides to ANB could be time-consuming. As a result, delays in payments to Holders of any Series outstanding at such time could occur.

      Set forth below is certain information relating to the activities of ANB. ANB commenced operations in February 1995 but carries on a consumer lending business that AUS has been engaged in for a significantly longer period of time. Because ANB and AUS (together, the "Banks") operate a largely unified consumer lending business under the same credit and servicing policies, their activities and policies are discussed collectively below, and certain historical performance information in the Prospectus Supplements will cover accounts originated by both of the Banks (along with any other Credit Card Originators). Initially, however, ANB is the only Transferor, and AUS is not a party to the Pooling and Servicing Agreement. While ANB is permitted to designate AUS as an Additional Transferor, there can be no assurance that this will in fact take place. The Prospectus Supplement may amend, modify or supplement such information.

      To the extent the Trust assets include any Participation Interests or Receivables other than those of the type described herein, the Prospectus Supplement will describe the nature and characteristics of such Participation Interests or Receivables.

Acquisition and Use of Credit Cards

      Substantially all of the Banks' new accounts are generated through direct mail and telemarketing solicitation of potential cardholders. Beginning in 1983 and continuing through 1987, AUS acquired lists of potential cardholders from various sources. The lists were delivered to a third-party processor, which after deleting existing cardholders, sorted the names based on addresses and delivered the names to a credit bureau. Credit bureaus were selected based on AUS's evaluation of their relative strength in a geographic area. The credit bureau identified those individuals who met AUS's predetermined credit criteria. Selected demographic criteria were then applied to determine the individuals to be solicited. Beginning in 1987, AUS began employing a more direct method of identifying potential cardholders. AUS engages the credit bureau to identify those individuals in the credit bureau's own files who meet the AUS's credit and demographic criteria. Prior to 1987, individuals solicited were offered AUS's credit cards, subject to AUS's verification of information regarding employment and income, which occurred only under certain circumstances. Since March 1987, AUS has obtained a second credit bureau report on each individual who responds positively to a solicitation and offered a credit card to that person only if the second report confirms the individual's eligibility.

      Since July 1985, the criteria applied by AUS to evaluate potential cardholders have included credit scoring using a model developed by the Fair, Isaacs Companies, an independent firm experienced in developing credit scoring models. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Credit scoring models are developed by statistically evaluating common characteristics and their correlation with credit risk. Since beginning operations in February 1995, ANB has adopted the procedures and criteria currently used by AUS, as described above.

      Potential cardholders must meet minimum credit and income level standards established by the Banks to receive a specific credit limit. Cardholders not meeting the minimum standards for the initial product offer are offered a reduced credit limit for which they qualify. Generally, initial credit lines of up to $6,000 and $3,500 are offered for premium and regular cards, respectively. Beginning in May 1993 credit line offers of $7,500 and $10,000 have been tested on a limited basis, with most credit line offers remaining at the $6,000 or less level. Cardholders may request to have their credit line increased upon completion of a full application. After a review of the full application and credit bureau report, the Banks decide whether to extend additional credit. Also, the Banks may initiate credit line increases for cardholders meeting minimum standards for usage and payment history established by the Banks.

      Accounts are opened with an initial term of one year. At the anniversary date, accounts which meet certain criteria for usage and payment history are reissued for one to three year terms.

      Each cardholder is subject to an agreement governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, the Credit Card Originator that owns the Account reserves the right, upon advance notice to the cardholder, to change or terminate any terms, conditions, services or features of its MasterCard and VISA accounts at any time, including increasing or decreasing finance charges, other fees and charges or minimum payment terms. The agreement with each cardholder provides that the relevant Credit Card Originator may apply such changes, when applicable, to current outstanding balances as well as to future transactions. However, the laws of the state in which particular cardholders reside may limit the ability of the relevant Bank to apply changes. For example, under applicable state law, certain fees and charges are prohibited altogether. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

      A cardholder may use the credit card for purchases, balance transfers or cash advances. Cardholders make purchases when using the credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine or when the cardholder uses special drafts issued by the relevant Credit Card Originator to draw against the cardholder's credit line. The Banks generally limit the amount of credit available for cash advances on new accounts to 50% of the total credit line. The majority of the accounts, the receivables of which are expected to be included in the Trust, are subject to the 50% limitation.

      When a cardholder uses the credit card issued by a bank under contract with MasterCard International, Inc. or VISA USA, Inc. (a "member bank"), the seller of goods or services or the provider of cash advances generally sells the resulting receivable to a merchant bank, which in turn sells the receivable (usually indirectly, through a clearing corporation and its agent bank) to the member bank for its face amount less interchange and other fees. The member bank is usually required by its contracts with MasterCard International, Inc. and VISA USA, Inc. to purchase and pay daily for all receivables generated by use of credit cards issued by the member bank. If the member bank were to fail to perform such obligations, MasterCard International, Inc. or VISA USA, Inc. would have the right to cancel the credit cards issued by the member bank.

Billing and Payments

      Each Bank, using FDR as its service bureau, generates and mails to cardholders monthly statements summarizing account activity. For the majority of accounts, cardholders receive a 25-day grace period on purchases. All cardholders must make a minimum monthly payment equal to finance and other charges, plus 1/100th of their principal balance, or, if greater, a stated minimum monthly payment (generally $10).

      All fees, charges and credit insurance premiums assessed by the Banks are automatically charged to an account and are included in the account balance at the end of each billing cycle. The finance charges assessed by the Banks are calculated by multiplying the average daily balances of cash advances and previously billed unpaid purchases in an account by the applicable daily periodic rate, and then multiplying the resulting product by the number of days in the billing cycle. Finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the Due Date. Under certain conditions related to customer performance, the Banks may immediately convert the annual percentage rate applicable to existing and future balances to a higher rate.

      The Banks primarily offer cards to customers without an annual fee. The Banks also assess miscellaneous transaction fees, including cash advance and draft fees, late and overlimit charges, and returned check, returned draft, and draft stop payment charges. Such miscellaneous fees are not expected to constitute a material portion of Finance Charge Receivables.

Description of FDR

      Certain data processing and administrative functions associated with the servicing of the Advanta Credit Card Portfolio are currently being performed on behalf of the Banks by FDR. FDR was established in 1968 as the data processing unit of Midamerica Bankcard Association and was acquired by American Express Company in 1980. In April 1992, American Express sold a minority share of FDR through an initial public offering of stock in FDR's parent company, First Data Corporation. In March 1993, American Express sold a portion of its remaining share, and now retains only 21.5% of First Data Corporation. FDR is the leading third-party processor of MasterCard and VISA card transactions in the United States and, following the purchase of Signet Limited, the United Kingdom. During 1992, FDR processed approximately 2.3 billion credit card transactions for more than 700 financial institution clients and over 61 million accounts. FDR serves over 40% of all bank credit card accounts serviced by third-party processors in the United States.

      FDR's home office in the United States is located in Omaha, Nebraska, with regional offices located in Atlanta, Georgia, Boston, Massachusetts and San Mateo, California. FDR currently has approximately 5,000 full and part time employees.

Delinquencies

      Each account is billed monthly on or about the same day of the month. An account is "contractually delinquent" if the minimum payment indicated on the cardholder's statement is not received by the Due Date. For purposes of determining the delinquency of an account, the period from one monthly billing statement to the next is considered a period of 30 days, regardless of the actual number of days elapsed. Efforts to collect contractually delinquent credit card receivables currently are made by the Banks' service center personnel or the Banks' designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel initiate telephone contact with cardholders as early as one day contractually delinquent. The intensity at which collection activity is pursued depends on the risk the account presents to the Bank that owns such account, which is determined by behavioral scoring and adaptive control techniques. If initial telephone contact fails to resolve the delinquency, the Bank that owns such account continues to contact the cardholder by telephone and by mail. Although such arrangements are made infrequently, the Banks may also enter into arrangements with cardholders to extend or otherwise change payment schedules. Delinquency levels are monitored by management of both the Collections and Asset Quality departments of the Banks, and information is reported daily to senior management. Accounts are charged off when they become 186 days contractually delinquent, at which time non-bankrupt accounts are generally referred to outside collection agencies. The Banks charge-off accounts within 30 days after receipt of any notice that the customer has died or filed for bankruptcy, and within 90 days after receipt of any notice of fraudulent charges within such account. The credit evaluation, servicing and charge-off policies and collection practices of the Banks may change from time to time in accordance with each Bank's business judgment and applicable laws and regulations.

      Information with respect to the delinquency and loss experience of the Advanta Credit Card Portfolio, including charts relating to such information, is contained in the Prospectus Supplement.

Interchange

      Creditors participating in the VISA and MasterCard International associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange approximates [1.3%] of the transaction amount. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, collections of Finance Charge Receivables with respect to any Monthly Period will be deemed to include Interchange as calculated pursuant to the related Series Supplement for any Series.

Competition

      The bank credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card issuers seek to expand or to enter the market. The Banks issue MasterCard and VISA credit cards to customers nationwide, competing with certain money center banks and other large nationwide issuers, as well as with regional and local banks, savings and loan associations and other depository institutions, many of whom have sizeable branch systems through which credit cards are marketed to the institutions' customer bases. Many of these competitors have greater capital resources and a larger depositor base than either Bank. Certain major credit card issuers assess finance charges for selected portions of their portfolios at rates significantly lower than the rates currently being assessed on the Accounts. The Banks have primarily responded to the increased competition by marketing cards to customers without an annual fee and by using introductory rates for a set period of time (generally less than 12 months in length).

      The Trust will be dependent upon ANB's continued ability to generate new Receivables. ANB's ability to compete in the credit card industry will directly affect its ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly, a Pay Out Event with respect to a Series could occur and the Rapid Amortization Period with respect to such Series could commence.

                             USE OF PROCEEDS

      The net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement will be paid to the Transferor. The Transferor will use such proceeds to provide liquidity for anticipated future asset growth and will use the balance for general corporate purposes.

                          ANB AND ADVANTA CORP.

      ANB is an indirect wholly owned subsidiary of Advanta Corp. ("Advanta"), and was chartered as a national bank in February 1995. ANB engages in a consumer lending business that has been engaged in for a significantly longer period of time by AUS, which was chartered as a national bank in December 1962. From 1926 to 1962, AUS was a Delaware trust company. AUS was acquired by Advanta in 1982. Prior to the enactment of the Competitive Equality Bank Act of 1987 ("CEBA"), AUS was a "non-bank" bank which did not, and currently does not, make commercial loans.

      ANB operates under the National Banking Act and is subject to examination, supervision and regulation by the Office of the Comptroller of the Currency. ANB's deposits are insured by the FDIC, and ANB is a member of the Federal Reserve Bank of Philadelphia.

      Under certain grandfathering provisions of CEBA, Advanta is not required to register as a bank holding company under the Bank Holding Company Act of 1956, as amended, because AUS was a "non-bank" bank prior to the enactment of CEBA and complies with certain restrictions set forth in CEBA. Consequently, Advanta is not subject to Federal Reserve Board examination.

      The principal executive office of ANB is located at 501 Carr Road, Wilmington, Delaware 19809 (telephone: (302) 791-6262).

                CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

      ANB and any Additional Transferor will warrant in the Pooling and Servicing Agreement that the transfer of the Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of such Transferor in and to the Receivables or a valid grant to the Trust of a first priority perfected security interest in the Receivables free and clear of liens arising from or through the applicable Transferor, except for certain potential tax liens, the interest of the holders of the Advanta Certificate and any Supplemental Certificates and the Transferors' rights to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account or (to the extent specified in the related Series Supplement) any Series Account. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations, Warranties and Covenants."

      The Receivables are "accounts" or "general intangibles" for purposes of the Uniform Commercial Code (the "UCC"). Both the transfer of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing of an appropriate financing statement is also required in order to perfect the Trust's security interest in the Receivables. Financing statements covering the Receivables will be filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables. If a transfer of general intangibles is deemed not to create a security interest, the filing of a financing statement is not required to protect the Trust's interest from third parties.

      There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date on which such Receivables are transferred to the Trust could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, ANB and any Additional Transferor will warrant that it has transferred the Receivables to the Trust free and clear of the lien of any third party, except for certain tax liens. In addition, ANB and any Additional Transferor will covenant that, except as permitted by the Pooling and Servicing Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien on property of any Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of a Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Trust in the Receivables arising from the Accounts owned by such Transferor.

Certain Matters Relating to Receivership and Bankruptcy

      FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver of a Transferor that is a bank or other financial institution subject to the Federal Deposit Insurance Act (a "Bank Transferor").

      Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before the passage of FIRREA that the FDIC in its capacity as receiver for a Bank Transferor would not interfere with the timely transfer to the Trust of payments collected on the Receivables arising from the Accounts owned by the Bank Transferor or interfere with the timely liquidation of Receivables as described below. To the extent that the Bank Transferor has granted a security interest in the Receivables to the Trust, and that security interest was validly perfected before any insolvency of the Bank Transferor and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank Transferor or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as receiver of the Bank Transferor. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates of any Series outstanding at such time and possible reductions in the amount of those payments could occur. Similar consequences could follow from the insolvency or receivership of a Credit Card Originator that was a bank or other financial institution subject to the Federal Deposit Insurance Act and that transferred Receivables to the Trust indirectly through a Transferor without becoming a Transferor itself.

      If an Additional Transferor that was not a bank or other financial institution subject to the Federal Deposit Insurance Act were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables by that Transferor to the Trust should be characterized as a pledge of such Receivables to secure a borrowing of such Transferor, then delays in payments on the Certificates and possible reductions in the amount of those payments could occur. If the transfer of Receivables by such a Transferor to the Trust is treated as a sale, such Receivables should not generally be part of the Transferor's bankruptcy estate and should not be available to the Transferor's creditors. In a 1993 case, however, the U.S. Court of Appeals for the Tenth Circuit concluded that accounts receivable sold by a debtor prior to a filing for bankruptcy remain property of the debtor's bankruptcy estate. If the conclusions in that case were applied in such a Transferor's bankruptcy, the Receivables sold to the Trust by that Transferor would be subject to claims of certain creditors, which could result in delays in payments on the Certificates and possible reductions in the amount of those payments. Similar consequences could follow if a Credit Card Originator that was not a bank or other financial institution subject to the Federal Deposit Insurance Act and that transferred Receivables to the Trust indirectly through a Transferor without becoming a Transferor itself were to become a debtor in a bankruptcy case.

      The Pooling and Servicing Agreement provides that, upon the commencement of an Insolvency Event with respect to any Transferor or Credit Card Originator (unless the Rating Agency Condition has been satisfied as to not treating an Insolvency Event with respect to such Transferor or Credit Card Originator as a Trust Pay Out Event), the affected Transferor will promptly give notice thereof to the Trustee, and a Trust Pay Out Event will occur. Under the Pooling and Servicing Agreement, if the Insolvency Event relates to any Transferor (unless the Rating Agency Condition has been satisfied and a Tax Opinion has been delivered as to the failure to take the following actions upon an Insolvency Event with respect to any Transferor) no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of Certificates evidencing more than 50% of the Investor Amount of each Series (or if any such Series has more than one Class, of each Class of such Series) and each of ANB and any Additional Transferors (unless ANB or such Additional Transferor is the subject of such Insolvency Event), and any holder of a Supplemental Certificate and certain other parties specified in the Series Supplements, or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure could be delayed as described above. Upon the occurrence of a Pay Out Event, if a conservator or receiver is appointed for a Transferor and no Pay Out Event other than such conservatorship or receivership or insolvency of the Transferor exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of Receivables and the commencement of a Rapid Amortization Period with respect to any outstanding Series. In addition, a conservator or receiver for a Transferor may have the power to cause early payment of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust.

      In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or Holders from effecting a transfer of servicing to a successor Servicer.

Consumer Protection Laws

      The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by ANB, the most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practice Act, Electronic Funds Transfer Act and National Bank Act, as well as the Delaware Banking Code and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit and impose certain limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. Cardholders are entitled under current law to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to have billing errors resolved promptly.

      The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of a Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. ANB and each Additional Transferor will covenant in the Pooling and Servicing Agreement to accept the transfer of all Receivables in an Account that is owned by it or a related Credit Card Originator, under certain circumstances, if any Receivable in such Account has not been created in compliance with the requirements of such laws. ANB and each Additional Transferor will also agree in the Pooling and Servicing Agreement to indemnify the Trust for, among other things, any liability arising from such violations. See "Description of the Certificates--Representations, Warranties and Covenants."

      Application of Federal and state bankruptcy and debtor relief laws would adversely affect the interests of the Holders if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges."

                     DESCRIPTION OF THE CERTIFICATES

      The Certificates will be issued in Series pursuant to the Pooling and Servicing Agreement (as supplemented by a Series Supplement thereto with respect to each Series) entered into between ANB, as the sole initial Transferor of Receivables and as Servicer of the Accounts and the Receivables, and The Bank of New York, as Trustee for the Holders of each Series. Pursuant to the Pooling and Servicing Agreement, the Transferor may from time to time execute Series Supplements thereto among the Transferor, the Servicer and the Trustee in order to issue additional Series. See "--New Issuances." The Trustee will provide a copy of the Pooling and Servicing Agreement (without exhibits or schedules), including any Series Supplements for Certificates offered hereby, to Holders of any Series without charge upon written request. A copy of the form of Pooling and Servicing Agreement has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus forms a part.

      The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Series Supplement relating to each Series. When particular provisions or terms used in the Pooling and Servicing Agreement or any Series Supplement are referred to herein, such provisions or terms shall be as specified in the Pooling and Servicing Agreement or Series Supplement.

General

      The Pooling and Servicing Agreement does not limit the amount of Certificates that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be entered into among the Transferor, the Servicer and the Trustee. Each Series will consist of one or more Classes, one or more of which may be floating rate Certificates, fixed rate Certificates, zero coupon Certificates or another type of Certificates as specified in the related Prospectus Supplement. A Series may include a Class or Classes that are subordinated in right of payment of principal and/or interest to another Class or other Classes of such Series or any other Series. If so specified in a related Prospectus Supplement, such subordinated Class or Classes may be offered hereby and by the related Prospectus Supplement. Each Series will be issued in the minimum denominations for each Class specified in the related Prospectus Supplement.

      The Certificates of any Series will generally represent the right to receive, to the extent of amounts then payable on the applicable Series of Certificates, from the assets of the Trust, a floating percentage (in the case of Principal Receivables during the Revolving Period of a Series and Finance Charge Receivables and Defaulted Receivables during the Revolving Period and the Amortization Period of a Series) or a fixed percentage (in the case of Principal Receivables during any Amortization Period for a Series) (each, a "Series Percentage") of all cardholder payments on the Receivables.

      The Transferor holds the interest in the Principal Receivables and amounts in the Excess Funding Account (excluding investment earnings) not represented by the Certificates of all outstanding Series (the "Transferor Interest"), including the right to a percentage (the "Transferor
Percentage") of all cardholder payments on the Receivables.

      During the Revolving Period for any Series that is not a Zero Coupon Series, the Invested Amount for such Series will generally remain constant except in certain limited circumstances or unless otherwise specified in the related Prospectus Supplement. See "--Defaulted Receivables; Rebates and Fraudulent Charges" and "--Funding Period." During the Revolving Period for a Zero Coupon Series, the Invested Amount and the Investor Amount for such Series will generally increase, as accreted discount is added to the Invested Amount on a periodic basis specified in the related Prospectus Supplement. The amount of Principal Receivables, however, will vary each day as new Principal Receivables are created and others are paid. The Transferor Amount will fluctuate daily, therefore, to reflect changes in the amount of the Principal Receivables. When a Series is amortizing, the Invested Amount for such Series will generally decline for each Monthly Period as cardholder payments of Principal Receivables allocated to such Series are collected and held for distribution to the Holders on the following Distribution Date or deposited in a Series Account for the benefit of such Series or a Class of such Series for payment to the applicable Holders when due. As a result, the Transferor Amount will generally increase each month to reflect the reductions in the Invested Amount of a Series and will also change to reflect the variations in the amount of Principal Receivables.

      The Trust assets will include the Receivables, all monies due or to become due thereunder and all amounts received with respect thereto, all proceeds of the Receivables, the right to receive certain Interchange, proceeds of credit insurance policies relating to the Receivables, all monies on deposit in certain bank accounts of the Trust and the benefits of any Series Enhancement issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Holders of such Series or Class of such Series). The Trust assets may also include Participation Interests.

      Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Holders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Holders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

      If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Book-Entry Registration

      Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Holders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

      Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Unless and until Definitive Certificates are issued, it is anticipated that the only Holder of the Certificates will be Cede, as nominee of DTC. No Certificate Owner acquiring an interest in Certificates of a Series which have been issued in book-entry form will be entitled to receive a certificate representing such person's interest in the Certificates of such Series unless and until Definitive Certificates are issued under the limited circumstances described herein. All references herein to actions by Holders of a Series shall refer (unless Definitive Certificates are so issued with respect to such Series) to actions taken by DTC, Cedel or Euroclear upon instructions from DTC Participants, Cedel Participants or Euroclear Participants, respectively, and all references herein to distributions, notices, reports and statements to Holders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates of such Series, as the case may be, for distribution to Certificate Owners of such Series in accordance with DTC procedures. See "--Definitive Certificates." Distributions will be made to DTC in immediately available funds.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others ("Indirect Participants") such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, Participants, either directly or indirectly.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC (other than Cedel Participants and Euroclear Participants), on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Certificate Owners of a Series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates of such Series may do so only through Participants and Indirect Participants. In addition, Certificate Owners of a Series will receive all distributions of principal of and interest on the Certificates of such Series from the Paying Agent through the Participants who in turn will receive them from DTC. Under a book-entry system, Certificate Owners of a Series may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward the payments to Indirect Participants or Certificate Owners of such Series. Certificate Owners of a Series will not be recognized by the Trustee as Holders of such Series, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners of a Series will only be permitted to exercise the rights of Holders of such Series indirectly through DTC and its Participants, who in turn will exercise the rights of Holders of such Series through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates of a Series and is required to receive and transmit distributions of principal of and interest on the Certificates of such Series. Participants and Indirect Participants with which Certificate Owners of a Series have accounts with respect to the Certificates of such Series similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners of a Series will not possess Certificates of such Series, such Certificate Owners will receive payments and will be able to transfer their interests.

      Because DTC may only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner of a Series to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

      DTC has advised the Servicer that it will take any action permitted to be taken by a Holder of a Series under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates of such Series are credited. Additionally, DTC has advised the Servicer that it will take such actions with respect to specified percentages of the applicable Investor Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that constitute such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 34 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in more than 25 countries generally similar to the arrangement for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder under a related agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

Definitive Certificates

      Book-entry Certificates of a Series will be re-issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners of such Series or their respective nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as Depository with respect to any Class of Certificates of such Series, and the Trustee or the Transferor is unable to locate a qualified successor,
(ii) the Transferor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through DTC, or (iii) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing more than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system with respect to the Certificates of such Series or Class through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners of such Certificates.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates of such Series. Upon surrender by DTC of the definitive certificates representing the Certificates of such Series or Class and instructions for re-registration, the Transferor will execute and the Trustee will authenticate and deliver such Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders").

      Distribution of principal and interest on the Definitive Certificates of a Series will be made by the Paying Agent for such Series directly to Holders of such Series in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Any interest or principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date for a Series. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to respective Holders. The Trustee will provide such notice to registered Holders of such Series not later than the fifth day of the month of such final distribution.

      Definitive Certificates of a Series will be transferable and exchangeable at the offices of the Transfer Agent and Registrar for such Series. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar of such Series may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Advanta Certificate; Additional Transferors

      The Pooling and Servicing Agreement provides that the Transferor may surrender the Advanta Certificate to the Trustee in exchange for a newly issued Advanta Certificate and one or more additional certificates (each, a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement will be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement; see "--Amendments"). However, the Transferor must give written notice of any such exchange to each Rating Agency, and no such exchange may occur if (a) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would be less than 2% of the total amount of Principal Receivables after giving effect to such exchange or (b) any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, in each case unless the Transferor shall have delivered to the Trustee and each Rating Agency an opinion of counsel, dated the date of such exchange, to the effect that such exchange does not adversely affect the conclusions reached in any of the Tax Opinions delivered in connection with the issuance of any applicable Series of Certificates. Any transfer or exchange of a Supplemental Certificate is subject to the condition described in clause (a) above.

      In addition, the Advanta Certificate (or any interest therein) may be transferred to any entity, subject to delivery of an opinion concerning tax matters of the type described above. Any such transferee will be deemed to be a "Transferor" for purposes of the provisions of the Pooling and Servicing Agreement regarding the Transferor indemnification and liquidation of the Receivables upon the occurrence of an Insolvency Event (unless the Rating Agency Condition has been satisfied and a Tax Opinion has been delivered as to the failure to treat such transferee as a "Transferor" for such purposes). See "-- Liquidation of Receivables" and "-- Indemnification."

      ANB may designate affiliates of ANB or other persons to be included as Transferors ("Additional Transferors") under the Pooling and Servicing Agreement (by means of an amendment to the Pooling and Servicing Agreement that will not require the consent of any Holder; see "-- Amendments"). In connection with such designation, ANB must surrender the Advanta Certificate to the Trustee in exchange for a newly issued Advanta Certificate modified to reflect the Additional Transferor's interest in the Transferor Interest. The conditions set forth in the preceding two paragraphs with respect to the issuance of a Supplemental Certificate or the transfer of the Advanta Certificate, as applicable, must be satisfied prior to such designation and exchange, and any applicable conditions described in "-- Addition of Accounts" must be satisfied with respect to the transfer of Receivables or Participation Interests by any Additional Transferor to the Trust. Any Additional Transferor may itself be a Credit Card Originator or may obtain Receivables, directly or indirectly, from one or more other Credit Card Originators pursuant to one or more Receivables Purchase Agreements (which may be entered into directly between the Additional Transferor and a Credit Card Originator or may be entered into by the Additional Transferor with an intermediate purchaser that, in turn, enters into a Receivables Purchase Agreement with a Credit Card Originator). Following the inclusion of an Additional Transferor, the Additional Transferor will be treated in the same manner as ANB, in its capacity as Transferor, and each Additional Transferor generally will have the same obligations and rights as ANB, in its capacity as Transferor described herein. In addition, an existing Transferor may, by an amendment to the Pooling and Servicing Agreement that will not require the consent of any Holder (but will require an opinion as to tax matters of the type referred to above), cease to be a direct Transferor and instead sell Receivables to another Transferor (directly or indirectly as described above) pursuant to one or more Receivables Purchase Agreements for transfer to the Trust.

Interest Payments; Accretion of Discount

      Each Class of a Series will accrue interest at the rate per annum specified in, or in the manner determined in, the related Prospectus Supplement (calculated on the basis specified in the related Prospectus Supplement). Interest on all Certificates will be due and payable on the Distribution Dates specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, interest for a Class of a Series will be calculated based on the outstanding principal amount of such Class at the end of the rate determination period preceding the applicable Distribution Date.

      To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of floating rate Certificates. The interest rate on floating rate Certificates will be a variable or adjustable rate. It is the Transferor's present intention, subject to changing market conditions, that the floating interest rate formula or index be based on an established financial index in the national or international financial markets. The Distribution Dates for floating rate Certificates will be set forth in the related Prospectus Supplement and need not be the same as the Distribution Dates for the other Certificates of such Series, but may be either more or less frequent. For each Class of floating rate Certificates, the related Prospectus Supplement will set forth the initial floating rate certificate interest rate (or the method of determining it), the dates or the method for determining the dates on which the floating rate certificate interest rate is adjusted, and the formula, index or other method by which such interest rate is determined on such dates.

      Any Zero Coupon Series will include one or more Classes of Certificates that, for all or some portion of their term, will not receive current payments of interest but instead will have an invested amount that will grow over time as accreted discount is added to such invested amount. The rate at which original issue discount accretes on zero coupon Certificates will be specified in the related Prospectus Supplement. Amounts representing accreted discount may ultimately be payable to the Holders of such Certificates from collections of Principal Receivables allocable to such Series, collections of Finance Charge Receivables allocable to such Series, Series Enhancements or some combination of the foregoing, all as specified in the related Prospectus Supplement.

Principal Payments

      Unless otherwise specified in the related Prospectus Supplement, the Revolving Period for a Class of Certificates begins on the Relevant Closing Date and ends on the day before an Amortization Period or, if applicable, an Accumulation Period (as defined in the related Prospectus Supplement) begins for such Class. On each Distribution Date with respect to the Revolving Period, collections of Principal Receivables allocable to the Investor Interest of a Series will, subject to certain limitations, be paid to the holders of the Transferor Certificates, to amortizing or accumulating Series or deposited in the Excess Funding Account. After an Amortization Period begins with respect to any Class of Certificates, collections of Principal Receivables allocable to such Class will no longer be paid to the holders of the Transferor Certificates, to amortizing or accumulating Series or deposited in the Excess Funding Account but will generally either be deposited in the Collection Account or a Series Account to be distributed to Holders on a date or dates specified in the related Prospectus Supplement or paid to such Holders on the Distribution Dates specified in the related Prospectus Supplement following the commencement of the Amortization Period. To the extent that collections of Principal Receivables are available, subject to any controlled distribution amount or controlled deposit amount or other limitation set forth in the related Prospectus Supplement, payments of principal will be paid to Holders of a Class (directly from the Collection Account or after accumulation for some period in a specified Series Account) until the Investor Amount of such Class has been paid in full, except that if one or more Classes is subordinated in right of payment of principal to another Class or Classes, the Holders of such subordinated Class or Classes will, to the extent provided in the related Prospectus Supplement, receive payment only after the Investor Amount of the senior Class or Classes has been paid in part or in full.

      Funds on deposit in the Collection Account or any Series Account may be subject to a guaranteed rate agreement or guaranteed investment contract or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates at the end of an Accumulation Period, such Class of Certificates may be subject to a maturity guaranty or other similar mechanism specified in the related Prospectus Supplement.

Shared Principal Collections

      On each Distribution Date, (a) the Servicer will allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer will withdraw from the Collection Account and pay to the holders of the Transferor Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of collections of Principal Receivables which the related Series Supplements specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Series Supplements specify are "Principal Shortfalls" for such Distribution Date. However, if on any Distribution Date the Transferor Amount is less than the Required Transferor Amount, the Servicer will not distribute to the holders of the Transferor Certificates any Shared Principal Collections that otherwise would be distributed to them, but will deposit such funds in the Excess Funding Account to the extent necessary so that the Transferor Amount will equal the Required Transferor Amount.

Sharing of Excess Finance Charge Collections

      Collections of Finance Charge Receivables allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series may, if specified in the related Series Supplement, be applied to cover shortfalls, if any, with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series then outstanding as provided in the related Series Supplement.

Paired Series

      If specified in the Prospectus Supplement relating to a Series, such Series may be paired with another Series (each, a "Paired Series"), such that a reduction in the Invested Amount of one such Series results in an increase in the Invested Amount of the other such Series.

Groups

      If specified in the Prospectus Supplements relating to any Group of Series, such Series may be allocated all collections with respect to certain portions of the Receivables and any Participation Interests, provided that the Rating Agency Condition is satisfied and that such grouping will not result in an Adverse Effect. In addition, sharing of excess collections of Principal Receivables or Excess Finance Charge Receivables, as described above, may be carried out initially or exclusively within Groups, to the extent specified in the related Prospectus Supplements.

New Issuances

      The Pooling and Servicing Agreement authorizes the Transferor to execute and direct the Trustee to authenticate and deliver three types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below, (ii) an Advanta Certificate, evidencing the Transferor's interest, which will initially be held by ANB and which is transferable in certain circumstances to other entities and
(iii) Supplemental Certificates delivered in exchange for a portion of the Advanta Certificate under certain circumstances described in the Pooling and Servicing Agreement. The Advanta Certificate and the Supplemental Certificates (collectively, the "Transferor Certificates") represent the ownership interest in the remainder of the Trust assets not allocated pursuant to the Pooling and Servicing Agreement to the Investor Interest, including certain rights to receive collections with respect to the Receivables and other amounts pursuant to the Pooling and Servicing Agreement (the "Transferor Interest"). The Series Supplement for a Series will specify the following terms with respect to any new Series: (i) its name or designation, (ii) its initial Investor Amount (or method for calculating such amount), (iii) its certificate rate (or method for the determination thereof), (iv) the payment date or dates and the date or dates from which interest shall accrue or original issue discount shall accrete, (v) the method for allocating collections to Holders of such Series, (vi) the designation of any Series Accounts to be used by such Series and the terms governing the operation of any such Series Accounts,
(vii) the method of calculating the servicing fee with respect thereto,
(viii) the terms of any form of Series Enhancement with respect thereto,
(ix) the terms on which the Certificates of such Series may be exchanged for Certificates of another Series, repurchased by the Transferor or remarketed to other investors, (x) the Stated Series Termination Date of such Series, (xi) the number of Classes of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class, (xii) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global Certificate or Certificates, the terms and conditions, if any, upon which such global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global Certificate will be paid), (xiii) whether such Certificates may be issued as bearer certificates and any limitations imposed thereon, (xiv) the priority of such Series with respect to any other Series, (xv) the Group, if any, to which such Series belongs,
(xvi) whether or not such Series is a Principal Sharing Series, and (xvii) any other terms of such Series (all such terms the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Holder of any outstanding Series to issue any additional Series. However, as a condition of a New Issuance, (a) the Servicer must notify the Rating Agencies of such New Issuance, without any Rating Agency notifying the Servicer within the ten-day period following delivery of the Servicer's notice that the New Issuance will result in the Rating Agency reducing or withdrawing its rating of any outstanding Series or Class and (b) if any outstanding Series was characterized as debt at the time of its issuance, the Transferor must deliver a Tax Opinion. The Transferor may offer any Series under a Disclosure Document in transactions either registered under the Act, or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.

      The Pooling and Servicing Agreement permits New Issuances such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Amortization Periods while other Series are not. Thus, certain Series may not be amortizing or accumulating, while other Series are amortizing or accumulating. Moreover, one or more Series, or Classes of a Series, may have the benefits of forms of Series Enhancement different from the forms of Series Enhancement available with respect to another Class or Classes of any other Series. Under the Pooling and Servicing Agreement, the Trustee will hold any form of Series Enhancement only on behalf of the Holders of the Series (or Class) with respect to which it relates. Collections allocated to Finance Charge Receivables not used to pay interest on the Certificates will be allocated as provided in the related Series Supplement. There is no limit to the number of New Issuances that the Transferor may perform under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

      Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, a New Issuance may occur only upon satisfaction of the following conditions: (i) on or before the fifth day immediately preceding the Relevant Closing Date, the Transferor shall have given the Trustee and the Servicer notice of such issuance and its date; and on or before the tenth day immediately preceding the Relevant Closing Date, the Transferor shall have given each Rating Agency notice of such issuance and its date and (ii) the Transferor shall have delivered to the Trustee (a) a related Series Supplement specifying the Principal Terms of the new Series, (b) any agreement relating to the Series Enhancement, (c) written confirmation that the Transferor has given each Rating Agency written notice of the contemplated issuance and that for a period of ten days after such notice is given, no Rating Agency has notified the Transferor in writing that such issuance will result in a reduction or withdrawal of the then current rating of any outstanding Series or Class with respect to which it is a Rating Agency, (d) an officer's certificate from the Transferor stating that the Transferor reasonably believes that such issuance will not cause a Pay Out Event to occur with respect to any Series, and (e) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, a Tax Opinion. Upon satisfaction of such conditions, the Trustee will execute the related Series Supplement and authenticate the Certificates of the new Series upon execution thereof by ANB. Upon satisfaction of the above conditions, the Transferor may also cause the Trustee to enter into one or more agreements pursuant to which the Trustee would sell purchased interests in the Receivables and certain other Trust assets to one or more purchasers. Such agreement(s) would specify terms similar to Principal Terms for any such purchased interests and may grant the purchaser(s) of such interests, or an agent or other representative of such purchaser(s), notice and consultation rights with respect to any rights or actions of Trustee. Any such purchased interest would be treated as a Series of Certificates for purposes of all calculations and allocations under the Pooling and Servicing Agreement.

Transfer and Assignment of Receivables

      The Transferor will transfer and assign to the Trust all of its right, title and interest in and to specifically identified Receivables existing in the Accounts owned by the Transferor on the day of the relevant transfer and assignment and in and to all Receivables created in the Accounts thereafter and all proceeds thereof.

      In connection with a transfer of the Receivables to the Trust, the Transferor will annotate and indicate in its computer files that the Receivables have been conveyed to the Trust for the benefit of the Holders. In addition, the Transferor will provide to the Trustee a computer file or a microfiche list containing a true and complete list of all Accounts owned by the Transferor the Receivables of which have been designated for inclusion in the Trust which specifies for each such Account, its account number and aggregate amount outstanding as of the Related Cut Off Date.
The Transferor will not deliver to the Trustee any other records or agreements relating to such Accounts or the Receivables. The records and agreements relating to such Accounts and the Receivables maintained by the Transferor or the Servicer will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. The Transferor will file UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

Liquidation of Receivables

      If an Insolvency Event occurs with respect to ANB or any Additional Transferor, such Transferor and (unless the Rating Agency Condition has been satisfied and a Tax Opinion has been delivered as to the failure to take the following actions upon an Insolvency Event with respect to any Additional Transferor) all other Transferors will immediately cease to transfer Principal Receivables and Discount Option Receivables to the Trust and promptly notify the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, will continue to be a part of the Trust. Within 15 days after receipt of such notice by the Trustee of the occurrence of such Insolvency Event, the Trustee will (i) publish a notice in an authorized newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and
(ii) give notice to the Holders describing the applicable provisions of the Pooling and Servicing Agreement and requesting instructions from the Holders. Unless the Trustee has received instructions within 90 days from the date notice is first published from (x) Holders evidencing more than 50% of the Investor Amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Holders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, and (y) any Transferor (other than the Transferor that is the subject of such Insolvency Event), including any Additional Transferor, and any holder of a Supplemental Certificate and certain other parties specified in the Series Supplements, to such effect, the Trustee will promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which will include the solicitation of competitive bids. The Trustee may obtain a prior determination from any applicable conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.

      The proceeds from the sale, disposition or liquidation of the Receivables pursuant to the previous paragraph ("Insolvency Proceeds") will be immediately deposited in the Collection Account. The Trustee will determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds will be allocated and distributed to Holders in accordance with the terms of each Series Supplement and the Trust will terminate immediately thereafter.

Representations, Warranties and Covenants

      ANB and any Additional Transferor will make representations and warranties relating to the Receivables as of the Relevant Closing Date and, with respect to Receivables in Additional Accounts, as of the related Addition Date, to the effect, among other things, that (i) the applicable Trust Documents and, in the case of Additional Accounts, the related assignment document, each constitute legal, valid and binding obligations of such Transferor enforceable against such Transferor in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights in general and, if applicable, the rights of creditors of national banks under United States law and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (ii) the schedule of Accounts referred to in the Pooling and Servicing Agreement is an accurate and complete listing in all material respects of the Accounts owned by the Transferor as of the Related Cut Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Related Cut Off Date, (iii) each Receivable conveyed to the Trust by the Transferor has been conveyed to the Trust free and clear of any lien other than liens permitted by the Pooling and Servicing Agreement, (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by the Transferor in connection with the conveyance by the Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect, (v) either the Pooling and Servicing Agreement and, in the case of Additional Accounts, the related assignment document, each constitute a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables conveyed to the Trust by the Transferor and the proceeds thereof or, if the Pooling and Servicing Agreement or the related assignment document does not constitute a sale of such property, it constitutes a grant of a security interest in such property to the Trustee, for the benefit of the Holders, which, in the case of Receivables then existing and the proceeds thereof, is enforceable upon execution and delivery of the Pooling and Servicing Agreement or the related assignment document as of the applicable date and which will be enforceable with respect to such Receivables thereafter created and the proceeds thereof upon such creation and that upon the filing of financing statements required pursuant to the Pooling and Servicing Agreement, the Trustee, for the benefit of the Holders, shall have a first priority perfected security or ownership interest in such property and (subject to Section 9-306 of the UCC) proceeds except for (x) liens permitted under the Pooling and Servicing Agreement, (y) the interest of the Transferor as holder of the Advanta Certificate or the interest of any holder of any Supplemental Certificate and (z) the Transferor's right to receive interest accruing on and investment earnings if any in respect of the Collection Account or any Series Account, as provided in the Pooling and Servicing Agreement or the related Series Supplement, (vi) except as expressly provided in the Pooling and Servicing Agreement or the related Series Supplement, neither the Transferor nor any person claiming through or under such Transferor has any claim to or interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement, (vii) as of the Related Cut Off Date, each Initial Account or Additional Account owned by the Transferor or a related Credit Card Originator is an Eligible Account,
(viii) as of the Related Cut Off Date, each Receivable contained in any related Account owned by the Transferor or a related Credit Card Originator and being designated on such date is an Eligible Receivable, (ix) as of the date of the creation of any new Receivable in an Account owned by the Transferor or a related Credit Card Originator, such Receivable is an Eligible Receivable, and (x) no selection procedure has been used by the Transferor (or, based upon representations and warranties in the applicable Receivables Purchase Agreement, by any related Credit Card Originator) which it reasonably believes would result in the selection of an Account that would be materially adverse to the interests of Holders of any Series. "Trust Documents" means, as to any Transferor, the Pooling and Servicing Agreement, the Series Supplements and any Receivables Purchase Agreements to which it is a party.

      In the event (i) any representation or warranty of the Transferor described in clause (ii), (iii), (iv), (vii), (viii), (ix) or (x) above is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Trust by any Transferor or an Account owned by any Transferor or a related Credit Card Originator and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Transferor or other Servicer or receipt by the Transferor of notice thereof given by the Trustee or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice or (ii) a Receivable is evidenced by an instrument or chattel paper to the extent (and subject to the limitations) provided in the Pooling and Servicing Agreement with respect to any Receivables transferred to the Trust by the Transferor, then the Transferor shall accept reassignment of all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth below; provided, however, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to the Transferor if, on any day prior to the end of such 60-day or longer period (if applicable),
(x) either (A) in the case of an event described in clause (i) above the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (ii) above the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) the Transferor shall have delivered to the Trustee an officer's certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. Such Ineligible Receivables shall be automatically removed from the Trust by the Servicer deducting the portion of the Ineligible Receivables reassigned to the Transferor which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series that is applicable to any Series. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the Transferor shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount (up to the amount of such Principal Receivables).

      Upon the deposit, if any, required to be made to the Excess Funding Account as provided in the Pooling and Servicing Agreement and the reassignment of Ineligible Receivables, the Trustee, on behalf of the Trust, will automatically be deemed to transfer such Ineligible Receivables to the Transferor or its designee, without recourse. The Trustee will execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of Ineligible Receivables described above. The obligation of the Transferor to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Excess Funding Account as provided in the Pooling and Servicing Agreement, will constitute the sole remedy respecting the event giving rise to such obligation available to Holders (or the Trustee on behalf of the Holders.) The obligations of each Transferor (including any Additional Transferor) to accept reassignment of the Receivables will be several and not joint with respect to the Receivables transferred by such Transferor to the Trust.

      ANB and any Additional Transferor will also make representations and warranties to the Trust to the effect, among other things, that as of the Relevant Closing Date with respect to each Series (i) it is a national banking association or corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation and has full corporate power, authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under its Trust Documents and to execute and deliver to the Trustee the Certificates pursuant thereto; (ii) it is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any cardholder agreement relating to an Account owned by it or any Receivable transferred to the Trust by it unenforceable by the Transferor, the Servicer or the Trustee or would have a material adverse effect on the Holders of any Series; provided, however, that no representation or warranty will be made with respect to any qualification, licenses or approvals which the Trustee has or may be required at any time to obtain if any, in connection with the transactions contemplated by the Pooling and Servicing Agreement; (iii) the execution and delivery of the Trust Documents by the Transferor and, in the case of ANB, the execution and delivery to the Trustee of the Certificates, and the consummation by such Transferor of the transactions provided for in the Trust Documents have been duly authorized by the Transferor by all necessary corporate action on the part of the Transferor and each Trust Document, from the time of its execution, will be an official record of the Transferor; (iv) the execution and delivery by the Transferor of its Trust Documents and, in the case of ANB, the Certificates, the performance by the Transferor of the transactions contemplated by its Trust Documents and the fulfillment by the Transferor of the terms thereof, will not conflict with, result in any breach of any of the material terms of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Transferor is a party or by which it or any of its properties are bound;
(v) the execution and delivery by it of its Trust Documents and, in the case of ANB, the Certificates, the performance by the Transferor of the transactions contemplated by its Trust Documents and the fulfillment by the Transferor of the terms thereof will not conflict with or violate any requirements of law applicable to the Transferor, (vi) there are no proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened against it, before any governmental authority (a) asserting the invalidity of its Trust Documents or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by its Trust Documents or the Certificates, (c) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by it of its obligations with respect to its Trust Documents, (d) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of its Trust Documents or the Certificates, or (e) seeking to affect adversely the income tax attributes of the Trust or the Certificates of any Series under the United States federal or Delaware state income or franchise tax systems; (vii) all approvals, authorizations, consents, orders or other actions of any person or of any governmental authority or other Person required in connection with the execution and delivery by the Transferor of its Trust Documents and, in the case of ANB, the Certificates, the performance by the Transferor of the transactions contemplated by its Trust Documents and the fulfillment by it of the terms thereof, have been obtained, except such as may be required by state securities or "blue sky" laws in connection with the distribution of the Certificates; (viii) no Insolvency Event with respect to the Transferor has occurred and the transfer of the Receivables by the Transferor to the Trust has not been made in contemplation of the occurrence thereof; and (ix) the Transferor either is an insured institution for the purposes of the Federal Deposit Insurance Act or is a bankruptcy-remote entity.

      The Pooling and Servicing Agreement provides that the representations and warranties set forth in the immediately preceding paragraph will survive the transfer and assignment by the Transferor of the Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by the Transferor set forth in the preceding paragraph, the party discovering such breach will give prompt written notice to the others and the Transferor will cooperate with the Servicer and the Trustee in attempting to cure the breach.

      An "Eligible Account" is defined in the Pooling and Servicing Agreement to mean a revolving credit card account or other revolving credit account owned by ANB, in the case of the Initial Accounts, or any Credit Card Originator, in the case of Additional Accounts, which account, as of the Related Cut Off Date: (a) is in existence and maintained by ANB, in the case of the Initial Accounts, or any Credit Card Originator, in the case of Additional Accounts; (b) is payable in United States dollars; (c) except as provided below, has not been identified as an account the credit card or cards with respect to which have been reported to the applicable Credit Card Originator as having been lost or stolen; (d) has, as its billing address, an address located in the United States, its territories or possessions or a United States military address, except that an Account having as its most recent billing address an address that does not comply with the foregoing will not be deemed to be ineligible as described in this clause (d) if, on the determination date, the aggregate number of all such Accounts is less than 2% of the aggregate number of all Accounts at such time; (e) has an obligor who has not been identified by the applicable Credit Card Originator as an employee of such Credit Card Originator or any of its affiliates; (f) except as provided below, does not have any Receivables which are Defaulted Receivables; and (g) except as provided below, does not have any Receivables which have been identified by the applicable Credit Card Originator as having been incurred as a result of fraudulent use of any related credit card.

      The Pooling and Servicing Agreement provides that Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the Transferor believes the related obligor is bankrupt, or as to which certain Receivables have been identified by the obligor as having been incurred as a result of fraudulent use of any credit cards, or as to which any credit cards have been reported to the Transferor as lost or stolen, in each case as of the Related Cut Off Date; provided that (a) the balance of all Receivables included in such Accounts is reflected on the books and records of the Transferor (and is treated for purposes of the Pooling and Servicing Agreement) as "zero", and (b) charging privileges with respect to all such Accounts have been canceled in accordance with the relevant credit card guidelines.

      An "Eligible Receivable" is defined in the Pooling and Servicing Agreement to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance with all requirements of law applicable to the related Credit Card Originator, the failure to comply with which would have a material adverse effect upon Holders and pursuant to a credit card agreement which complies with all requirements of law applicable to such Credit Card Originator, the failure to comply with which would have a material adverse effect upon Holders, (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given by such Credit Card Originator in connection with the creation of such Receivable or the execution, delivery and performance by such Credit Card Originator of its obligations, if any, under the related credit card agreement have been duly obtained or given and are in full force and effect as of such date of creation of such Receivable, (d) as to which, at the time of its transfer to the Trust, the Transferor or the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except for certain tax liens permitted by the Pooling and Servicing Agreement), (e) which has been the subject of either (i) a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or (ii) the grant of a first priority perfected security interest therein (and in the proceeds thereof), (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(g) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC; (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted in accordance with the credit card guidelines and which waiver or modification is reflected in the Servicer's computer file of revolving credit accounts; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which the Servicer is required by the Pooling and Servicing Agreement to make an adjustment; (j) as to which, at the time of its transfer to the Trust, the related Credit Card Originator has satisfied all obligations to be fulfilled by such Credit Card Originator at such time; and (k) as to which, at the time of its transfer to the Trust, neither such Credit Card Originator nor the related Transferor has taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Holders therein.

      The Trustee will not make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with any Transferor's representations and warranties or for any other purpose. The Servicer, however, has agreed to deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

      Each Transferor will covenant in the Pooling and Servicing Agreement that, except as otherwise required by any requirement of law, or as is deemed by such Transferor or the related Credit Card Originator in its sole discretion to be necessary in order for such Transferor or the related Credit Card Originator to maintain its lending business on a competitive basis, based on a good faith assessment by such Transferor or the related Credit Card Originator of the nature of the competition in the lending business, such Transferor will not (or will enforce covenants in any applicable Receivables Purchase Agreements restricting the right of the related Credit Card Originators to) at any time reduce the annual percentage rate at which periodic finance charges are assessed on any Receivable or the other fees and charges assessed on the Accounts owned by it if, as a result of such reduction, either (i) such Transferor's or the related Credit Card Originator's reasonable expectation is that such reduction would cause a Series Pay Out Event to occur or (ii) such reduction is not also applied to any comparable segments of revolving credit accounts owned by such Transferor or the related Credit Card Originator which have characteristics the same as, or substantially similar to, such Accounts (except as restricted by an affinity, endorsement, sponsorship or other agreement between such Transferor or the related Credit Card Originator and an unrelated third party or by the applicable credit card agreements).

      Each Transferor will also covenant that it may only change (or permit the related Credit Card Originator to change) the terms relating to any of the Accounts owned by it or the related Credit Card Originator in any respect only if in the reasonable judgment of such Transferor (or the related Credit Card Originator) the change is made applicable to the comparable segment of the revolving credit accounts owned by such Transferor or the related Credit Card Originator with characteristics the same as, or substantially similar to, the Accounts, subject to compliance with all requirements of law and except as restricted by an affinity, endorsement, sponsorship or other agreement between the Transferor or the related Credit Card Originator and an unrelated third party or by the applicable credit card agreements.

Addition of Accounts

      Pursuant to the Pooling and Servicing Agreement, the Transferor may (under certain circumstances and subject to certain limitations and conditions) and, under certain conditions, will be required to designate from time to time additional Eligible Accounts to be included as Accounts ("Additional Accounts"), and will convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. A date on which Additional Accounts are designated to the Trust is referred to herein as an "Addition Date."

      Each Additional Account must be an Eligible Account as of the Related Cut Off Date. No selection procedures believed by the Transferor to be adverse to the interests of the Holders may be used in selecting Additional Accounts from the available Eligible Accounts in the Advanta Credit Card Portfolio. However, since Additional Accounts may not have been part of the Advanta Credit Card Portfolio at the time of the initial transfer of Accounts to the Trust, Additional Accounts may not be of the same credit quality as the Initial Accounts. Additional Accounts may have been originated by ANB or another Credit Card Originator at a later date using credit criteria different from those that were applied to the initial Accounts or may have been acquired by ANB or another Credit Card Originator from another credit card issuer that had different credit criteria. In addition, the Pooling and Servicing Agreement will provide that the selection of Accounts based upon the fact that they are subject to a low introductory interest rate will be deemed not to be materially adverse to the interests of the Holders of any Series.

      Required Additions. Generally, if either (x) the Transferor Amount is less than the Required Transferor Amount or (y) the aggregate amount of Principal Receivables is less than the Required Principal Balance, the Transferor will be required to designate additional Eligible Accounts to be included as Accounts in a sufficient amount such that, after giving effect to such addition, the Transferor Amount is at least equal to the Required Transferor Amount and the aggregate amount of Principal Receivables is at least equal to the Required Principal Balance as of the close of business on the applicable Addition Date. In lieu of, or in addition to, so designating Additional Accounts, the Transferor may, subject to the conditions specified below and in the Pooling and Servicing Agreement, convey to the Trust participations (including 100% participations) representing interests in a pool of assets primarily consisting of revolving credit card receivables, other revolving credit account receivables, consumer loan receivables (secured and unsecured), and any interests in any such types of receivables, including securities representing or backed by both such types of receivables, and other self-liquidating financial assets (including "eligible assets" as such term is defined in Rule 3a-7 under the Investment Company Act (or any successor to such Rule)) owned by the Transferor or any affiliate of the Transferor and collections thereon ("Participation Interests").

      "Required Transferor Amount" means, as of any date, the result of (a) the product of the Required Transferor Percentage and the aggregate amount of Principal Receivables plus (or minus) (b) any amount specified in any Series Supplement.

      "Required Transferor Percentage" currently means [5%] (or, if different, the highest percentage specified in the Series Supplement for any outstanding Series). The Transferor may increase or reduce the Required Transferor Percentage, so long as the Transferor provides at least 15 days' prior notice of such change to the Trustee and each Rating Agency and, in the case of any reduction, the Transferor delivers to the Trustee
(a) an officer's certificate stating that the Transferor reasonably believes that such reduction will not then or thereafter have an Adverse Effect, (b) if the Required Transferor Percentage is to be reduced below 2%, a Tax Opinion and (c) confirmation that (i) the Transferor has given each Rating Agency written notice of the decrease, and (ii) for a period of ten days after such notice is given, no Rating Agency has notified the Transferor in writing that such decrease will result in a reduction or withdrawal of the then current rating of any outstanding Series or Class with respect to which it is a Rating Agency.

      "Required Principal Balance" means, as to any date, the sum of the Series Invested Amounts for each Series minus the amount on deposit in the Excess Funding Account.

      Restricted Additions. The Transferor may from time to time, at its sole discretion, subject to the conditions specified below, designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust assets, in either case as of the applicable Addition Date.

      Conditions to Required and Restricted Additions. On the Addition Date with respect to any Additional Accounts or Participation Interests, the Receivables in such Additional Accounts or such Participation Interests will be transferred to the Trust, subject to the satisfaction of the following conditions: (i) each Transferor which owns (or directly or indirectly purchases Receivables from a Credit Card Originator that owns) any such Additional Account or is transferring any such Participation Interest (a "Participating Transferor") must give the Trustee, the Servicer and each Rating Agency prior written notice of the addition; (ii) in the case of Additional Accounts, the Participating Transferors shall have delivered to the Trustee copies of any necessary UCC-1 financing statements; (iii) as of each of the Related Cut Off Date and the Addition Date, no Insolvency Event with respect to the Participating Transferors shall have occurred, nor shall the transfer of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust have been made in contemplation of the occurrence thereof; (iv) except in the case of certain required additions, the Rating Agency Condition shall have been satisfied; (v) each Participating Transferor shall have delivered to the Trustee an officer's certificate as to certain matters, including that such Participating Transferor reasonably believes that (1) the addition by such Participating Transferor of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust will not cause a Pay Out Event to occur with respect to any Series and (2) in the case of Additional Accounts, no selection procedure was used by such Participating Transferor or a related Credit Card Originator which would result in a selection of Additional Accounts (from among the available Eligible Accounts owned by such Participating Transferor or the related Credit Card Originator) that would be materially adverse to the interests of the Holders of any Series as of the Addition Date (it being understood that the selection of Accounts based upon the fact that they are subject to a low introductory interest rate shall be deemed not to be materially adverse to the interests of the Holders of any Series); (vi) each Participating Transferor shall have delivered to the Trustee and each Rating Agency an opinion of counsel stating the validity and perfection of the transfer of the Receivables created in such Additional Accounts to the Trustee; (vii) in the case of a designation of Additional Accounts, the Participating Transferors shall have delivered to the Trustee (A) the computer file or microfiche list containing a true and complete list of such Additional Accounts and (B) a duly executed, written assignment; and (viii) unless the Rating Agency Condition is satisfied, the number of Additional Accounts so designated with respect to a required addition with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing on October 1, 1996, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence (or, if later, the cut-off date for the initial Series issued by the Trust) and the number of Additional Accounts so designated during any calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year (or, if later, the cut-off date for the initial Series issued by the Trust).

      Whenever the designation of Additional Accounts (or Automatic Additional Accounts, as described below) is contingent upon the satisfaction of the Rating Agency Condition, the Rating Agency Condition will be deemed to have been satisfied if (i) the Transferor gives each Rating Agency written notice of the contemplated action, and (ii) for a period of ten days after such notice is given, no Rating Agency notifies the Transferor in writing that such action will result in a reduction or withdrawal of the then current rating of any outstanding Series or Class with respect to which it is a Rating Agency.

Automatic Account Additions

      The Transferor may from time to time, at its sole discretion, subject to and in compliance with the limitations and the applicable conditions specified below and in clauses (ii), (iii), (v) and (vii) under "Conditions to Restricted and Required Additions" above, designate Eligible Accounts ("Automatic Additional Accounts") to be included as Accounts as of the applicable Addition Date.

      Unless the Rating Agency Condition is satisfied, (i) no Automatic Additional Accounts owned by a Credit Card Originator which is not ANB or an affiliate of ANB may be designated to the Trust if, after giving effect to such designation, the aggregate amount of Principal Receivables which arose from Accounts owned by Credit Card Originators which are not ANB and its affiliates represents more than 50% of the aggregate amount of Principal Receivables at such time, and (ii) the number of Automatic Additional Accounts designated with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing on October 1, 1996, shall not exceed 15% of the number of Accounts as of the first day of the calendar year (or, if later, the cut-off date for the initial Series issued by the Trust) during which such Monthly Periods commence and the number of Automatic Additional Accounts designated during any such calendar year will not exceed 20% of the number of Accounts as of the first day of such calendar year (or, if later, the cut-off date for the initial Series issued by the Trust).

      Within 30 days after the Addition Date for any Automatic Additional Accounts, the Transferor will deliver to the Trustee and each Rating Agency an opinion of counsel as to the Automatic Additional Accounts included as Accounts on such Addition Date, confirming the validity and perfection of the transfer of Receivables in such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the Transferor's right to designate Automatic Additional Accounts will be suspended until such time as the Rating Agency Condition is satisfied as to the resumed designation of Automatic Additional Accounts. If the Transferor is unable to deliver an opinion of counsel with respect to any Automatic Additional Account, such inability shall be deemed to be a breach of the representation with respect to the Receivables in such Automatic Additional Account, but the cure period for such breach will not exceed 30 days.

Removal of Accounts

      The Transferor may from time to time require the reassignment to it or its designee of all Receivables then existing and thereafter created in designated Accounts owned by the Transferor (the "Removed Accounts") or Participation Interests designated by such Transferor. Any such removal will require prior notice to the Trustee, the Servicer, each Rating Agency and the provider of any Series Enhancement and satisfaction of the Rating Agency Condition and certain other conditions specified in the Pooling and Servicing Agreement, including delivery of an officer's certificate to the effect that the Transferor reasonably believes that (a) such removal will not cause a Pay Out Event to occur with respect to any Series, (b) no selection procedure was used by the Transferor which would result in a selection of Removed Accounts or Participation Interests that would be materially adverse to the interests of the Holders of any Series as of the Removal Date (it being understood that the selection of Accounts based upon the fact that they no longer are subject to a low introductory interest rate will be deemed not to be materially adverse to the interests of the Holders of any Series) and (c) after giving effect to such removal, the Transferor Amount will not be less than the Required Transferor Amount and the aggregate outstanding balance of Principal Receivables will not be less than the Required Principal Balance. No removal may occur if more than 10% of the Receivables outstanding are more than thirty days contractually delinquent. Notwithstanding the above, the Transferor will be permitted to designate any Account that has had a zero balance for twelve calendar months without satisfying the conditions referred to above.

Servicing Procedures

      Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's customary and usual servicing procedures for servicing receivables comparable to the Receivables and in accordance with its customary guidelines.

Discount Option

      The Pooling and Servicing Agreement provides that the Transferor may from time to time designate a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of all or any specified portion of Principal Receivables (which may be limited to Principal Receivables created after the effective date of such option) to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The Transferor also may reduce or withdraw the Discount Percentage from time to time after one has been adopted. The Pooling and Servicing Agreement requires the Transferor to provide to the Servicer, the Trustee and each Rating Agency 30 days' prior written notice before a Discount Percentage goes into effect and provides that a Discount Percentage may not go into effect unless (a) the Rating Agency Condition is satisfied and (b) in the reasonable belief of the Transferor, such Discount Percentage will not cause a Pay Out Event (or event that with notice, the
lapse of time or both would become a Pay Out Event) to occur.   On the date
of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed "Discount Option Receivable Collections" and treated in the same manner as collections of Finance Charge Receivables.

Trust Accounts

      The Servicer will cause to be established and maintained, in the name of the Trustee, for the benefit of Holders of all Series, a "Collection Account", which at all times is required to be either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade (an "Eligible Deposit Account"). The Servicer will also cause to be established and maintained, in the name of the Trustee, an "Excess Funding Account," which also is required to be an Eligible Deposit Account. An "Eligible Institution" is defined as (I) a depository institution, organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has either (i) long-term unsecured debt rating of A1 or better by Moody's Investors Service Inc. ("Moody's") or (ii) a certificate of deposit rating of P-1 by Moody's, (b) has either (i) a long-term unsecured debt rating of AAA by Standard & Poor's Ratings Services ("Standard & Poor's") or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC or (II) any other institution that is acceptable to each Rating Agency. If so qualified, the Trustee or the Servicer may be considered an Eligible Institution.

      Funds in the Collection Account and the Excess Funding Account will be invested, at the direction of the Servicer, in "Eligible Investments" consisting of book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America; (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency; (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category; (d) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above; (e) investments in money market funds rated in the highest investment category by each Rating Agency or otherwise approved in writing by each Rating Agency; (f) time deposits, other than as referred to in clause (e) above, with a person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category; or (g) any other investments approved in writing by each Rating Agency. Investments referred to in clauses (e) and (g) above will not be made if as a result the Trustee would be required to register as an investment company under the Investment Company Act. The Trustee, acting as the initial paying agent (together with any successor thereto in such capacity and any entity specified in a Series Supplement to act in such capacity for the related Series, collectively, the "Paying Agent"), shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Holders of any Series pursuant to the related Series Supplement.

Funding Period

      For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, all or a portion of the principal amount of such Series (the "Pre-Funding Amount") will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust that results in an increase in the Trust Principal Balance or pending the reduction of the Investor Amounts of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the Investor Amount and the date by which the Invested Amount is expected to equal the Investor Amount. The Invested Amount will increase as Receivables are added to the Trust or as the Invested Amounts of other Series are reduced. This feature is intended to permit the Transferor to issue a new Series of Certificates at an opportune time, if the Invested Amount of existing Series are expected to be reduced or additional Receivables are expected to be included in a Trust at a subsequent time. Holders will not incur any costs, direct or indirect, as a result of the exercise of this feature. If the Invested Amount does not equal the Investor Amount by the end of the Funding Period, Holders of the affected Series will receive principal repayments prior to the expected date of receipt. Any designation of Additional Accounts (or Participations) during the Funding Period will be subject to the same conditions and protections applicable at any other time.

      During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the holders of the Transferor Certificates to the extent of any increases in the Invested Amount. If the Invested Amount does not for any reason equal the Investor Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Holders of such Series in the manner and at such time as is set forth in the related Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates.

      Monies in the Pre-Funding Account will be invested by the Trustee in Eligible Investments and, if so specified in the related Prospectus Supplement, will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

Series Percentage and Transferor Percentage

      Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate between the Series, including each Class of each Series, and the Transferor Interest all amounts collected with respect to Finance Charge Receivables, Principal Receivables and all Defaulted Receivables. The Servicer will make each allocation by reference to the applicable Series Percentage for each Series and the Transferor Percentage in each case. The Series Percentages for each Series will be as set forth in the related Series Supplement and, with respect to each Series offered hereby, in each Prospectus Supplement.

      The "Transferor Percentage" in all cases means the excess of 100% over the aggregate Series Percentages of all Series then outstanding for the applicable category of Receivables.

Deposit of Collections

      Except as provided below or in a Series Supplement, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. The Servicer need not deposit amounts allocated to the Transferor Certificates and certain amounts allocated to Holders of a Series, as specified in the related Series Supplement, into the Collection Account. In addition, if ANB is the Servicer, and ANB (x) maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, that is satisfactory to each Rating Agency) or (y) ANB has provided to the Trustee a letter of credit covering the collection risk of the Servicer acceptable to each Rating Agency, the Servicer need not make daily deposits of collections into the Collection Account, but may make a single monthly deposit into the Collection Account in immediately available funds.

Operation of Excess Funding Account

      On each Business Day, Shared Principal Collections within a Group may, so long as either (x) no Series in such Group is in an Amortization Period or (y) no Series in such Group that is in an Amortization Period will have a Series Principal Shortfall on the related Transfer Date, at the option of the Transferor, be applied (or held in the Collection Account for later application) as principal with respect to any variable funding certificate in that Group or be withdrawn from the Collection Account and paid to the holders of the Transferor Certificates. On each Distribution Date, (a) the Servicer will allocate Shared Principal Collections for each Group not previously so applied or paid to each Series within that Group, pro rata, in proportion to their respective Principal Shortfalls, and any remainder may, at the option of the Transferors, be applied as principal with respect to any variable funding certificate in that Group and (b) the Servicer will withdraw from the Collection Account or applicable Series Account and pay to the holders of the Transferor Certificates any amounts representing Shared Principal Collections remaining after the allocations and applications referred to in clause (a). Notwithstanding the foregoing, if on any day the Transferor Amount (determined after giving effect to any transfer of Principal Receivables to the Trust on such day), is less than the Required Transferor Amount, the Servicer will not distribute to the holders of the Transferor Certificates any Shared Principal Collections that otherwise would be distributed to them, but instead will deposit such funds in the Excess Funding Account to the extent required so that the Transferor Amount equals the Required Transferor Amount.

      On each Business Day on which there are funds on deposit in the Excess Funding Account, the Servicer will determine the amount (if any) by which the Transferor Amount exceeds the Required Transferor Amount on such date and will instruct the Trustee to withdraw such amount from the Excess Funding Account and pay it to the holders of the Transferor Certificates. In addition, on any Transfer Date on which one or more Series is in an Amortization Period, the Servicer will determine the aggregate amount of Principal Shortfalls, if any, for each such Series (after giving effect to the allocation and payment provisions in the Series Supplement with respect to each such Series), and will instruct the Trustee to withdraw such amount (up to the Excess Funding Amount after giving effect to any withdrawal required by the preceding sentence) from the Excess Funding Account on the succeeding Distribution Date and allocate such amount among each such Series as if such amount were Shared Principal Collections and all outstanding Series were included in a single Group.

Defaulted Receivables; Rebates and Fraudulent Charges

      The term "Defaulted Receivables" means, for any Monthly Period, all Principal Receivables which are charged off as uncollectible in such Monthly Period in accordance with the Servicer's credit card guidelines and customary and usual servicing procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer master file of revolving credit accounts. The term "Defaulted Amount" means, for any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables included in any Account the Receivables in which the Transferor or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of the Pooling and Servicing Agreement during such Monthly Period. However, if an Insolvency Event occurs with respect to any Transferor, the amount of such Defaulted Receivables which are subject to reassignment to such Transferor in accordance with the terms of the Pooling and Servicing Agreement shall not be added to the sum so subtracted and, if certain events involving insolvency occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of the Pooling and Servicing Agreement shall not be added to the sum so subtracted.

      On each day that the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentages used to allocate within or among Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series will be reduced by the amount of any Receivable discovered to have been created through a fraudulent or counterfeit charge. If after the exclusion of such Principal Receivables from the calculation of the Transferor Amount the Transferor Amount would be less than the Required Transferor Amount, the Transferor shall be required to pay an amount equal to such deficiency into the Excess Funding Account (up to the amount of such Principal Receivables).

Final Payment of Principal and Interest; Termination

      Subject to prior termination as described herein and in the Prospectus Supplement, the interest of the Holders of a Series in the Trust will terminate following the earliest of (i) the day after the Distribution Date on which the final payment of principal and interest is made to the Holders of such Series, (ii) the date specified for termination in the applicable Series Supplement (the "Stated Series Termination Date" for such Series) and (iii) the Trust Termination Date. If the Investor Amount of any Series would be greater than zero on the Stated Series Termination Date for such Series or such earlier date specified in the related Series Supplement, the Trustee will sell or cause to be sold Principal Receivables and the related Finance Charge Receivables (or interests therein), as specified in the Pooling and Servicing Agreement and the related Series Supplement, in an amount equal to 100% of the Investor Amount of the Certificates of such Series and accrued and unpaid interest thereon on such date (but not more than the applicable Series Percentages of Receivables on such date for the Certificates of such Series). The Transferor will have a right of first refusal in any such case. The proceeds of such sale will be allocated and distributed in accordance with the applicable Series Supplement.

      The Trust will only terminate on the earliest to occur of (a) the day following the payment date on which the aggregate Investor Amount and Series Enhancement investor amounts, if any, of each Series is zero (provided that the Transferor has delivered a written notice to the Trustee electing to terminate the Trust), (b) December 31, 2046, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event with respect to any applicable Transferor as described under "--Trust Pay Out Events", immediately following such sale, disposition or liquidation (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Holders) will be conveyed and transferred to the Transferor.

Trust Pay Out Events

      The Revolving Period for all outstanding Series will continue through a date specified in the related Series Supplement unless a Trust Pay Out Event or a Series specific pay out event (a "Series Pay Out Event") specified in the related Series Supplement with respect to such Series (and for a Series offered hereby, the related Prospectus Supplement) occurs prior to such date. A "Trust Pay Out Event" occurs with respect to all Series upon the occurrence of any of the following:

           (a) an Insolvency Event relating to any Transferor or Credit Card Originator (unless the Rating Agency Condition has been satisfied as to not treating an Insolvency Event with respect to such Transferor or Credit Card Originator as a Trust Pay Out Event);

           (b) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"); or

           (c) any Transferor (other than a Transferor that is excluded from clause (a) above pursuant to the parenthetical phrase at the end of that clause) is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement.

      In addition, a Series Pay Out Event may occur with respect to a specific Series if a Series Pay Out Event affecting such Series, as specified in the related Series Supplement and described in the related Prospectus Supplement, occurs with respect to such Series. A "Pay Out Event" means, with respect to any Series, a Trust Pay Out Event or a Series Pay Out Event. On the date on which a Pay Out Event with respect to a Series is deemed to have occurred, the Rapid Amortization Period with respect to such Series will commence. In such event, distributions of principal will be made to the Holders of such Series in the priority provided for in the related Series Supplement and described in the related Prospectus Supplement. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the Scheduled Amortization Date or the expected final payment date of such Series, Holders of such Series will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates of such Series.

      An "Insolvency Event" will occur with respect to any person if that person consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such person or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against such person; or such person admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

      If an Insolvency Event occurs with respect to a Transferor, that Transferor and (unless the Rating Agency Condition has been satisfied and a Tax Opinion has been delivered as to the failure to take the following actions upon an Insolvency Event with respect to any other Transferor) each other Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly notify the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. Within 15 days after receipt of such notice by the Trustee of the occurrence of such Insolvency Event (unless the Rating Agency Condition has been satisfied and a Tax Opinion has been delivered as to the failure to take the following actions with respect to any other Transferor), the Trustee will (i) publish a notice in an authorized newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to the Holders describing the applicable provisions of the Pooling and Servicing Agreement and requesting instructions from the Holders. Unless the Trustee has received instructions within 90 days from the date notice is first published from (x) Holders evidencing more than 50% of the Investor Amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Holders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, and (y) any Transferor (other than the Transferor that is the subject of such Insolvency Event), including any Additional Transferor, and any holder of a Supplemental Certificate and certain other parties specified in the Series Supplements, to such effect, the Trustee will promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.

      The proceeds from the sale, disposition or liquidation of the Receivables pursuant to the previous paragraph ("Insolvency Proceeds") will be immediately deposited in the Collection Account. The Trustee will determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds will be allocated and distributed to Holders in accordance with the terms of each Series Supplement and the Trust will terminate immediately thereafter.

      If the portion of such proceeds allocated to the Holders and the proceeds of any collections on the Receivables in the Collection Account and the amounts available under any Series Enhancement are not sufficient to pay in full the remaining amount due on the Certificates, the Holders will suffer a corresponding loss. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" for a discussion of the impact of Federal legislation on the Trustee's ability to liquidate the Receivables.

Servicing Compensation and Payment of Expenses

      The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "Servicing Fee") payable monthly no later than the related Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee rates with respect to each Series outstanding (based upon the applicable servicing fee rate for each Series and the Invested Amount of such Series or other amount specified in the applicable Series Supplement) and (b) the amount of Principal Receivables outstanding on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Transferor Interest and the Investor Amounts of all Series. The share of the Servicing Fee allocable to the Investor Amount of a particular Series (the "Monthly Servicing Fee") will be determined in accordance with the applicable Series Supplement. The remainder of the Servicing Fee will be paid by the Holders of other Series and by the holders of the Transferor Certificates and in no event will the Trust, the Trustee or the Holders of any Series be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Certificates. Unless otherwise provided in any Series Supplement, in the case of the first Monthly Period with respect to any Series, the Monthly Servicing Fee will accrue from the Closing Date with respect to such Series.

      The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including payment of the fees and disbursements of the Trustee, any Paying Agent and transfer agent and registrar and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Holders of a Series other than Federal, state, local and foreign income, franchise or other taxes, if any, or any interest or penalties with respect thereto, imposed upon the Trust.

Certain Matters Regarding the Servicer

      The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that (i) the performance of its duties under the Pooling and Servicing Agreement is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties thereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer will be evidenced by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer that is an Eligible Servicer has assumed the responsibilities and obligations of the Servicer in accordance with the Pooling and Servicing Agreement.

      "Eligible Servicer" means the Trustee, or if the Trustee is not acting as Servicer, an entity which, at the time of its appointment as Servicer, (i) is servicing a portfolio of revolving credit accounts, (ii) is legally qualified and has the capacity to service the Accounts, (iii) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with high standards of skill and care, (iv) is qualified to use the software that is then being used to service the Accounts or obtains the right to use, or has its own software, which is adequate to perform its duties under the Pooling and Servicing Agreement, and (v) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

      Pursuant to the Pooling and Servicing Agreement, ANB, as Servicer has the right to delegate any of its responsibilities and obligations as Servicer to any entity that agrees to conduct such duties in accordance with the Pooling and Servicing Agreement and the Transferor's credit card guidelines. ANB currently contracts and intends to continue to contract with Advanta Service Corp., an affiliate of ANB, and FDR to perform certain of its servicing activities. Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling and Servicing Agreement.

Indemnification

      The Pooling and Servicing Agreement provides that each Transferor (excluding any Additional Transferor, if the Rating Agency Condition has been satisfied and a Tax Opinion has been delivered with respect to such exclusion) will be liable, directly to the injured party, for any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions or otherwise arising out of or based upon the arrangement created by the Pooling and Servicing Agreement or any Series Supplement (to the extent any property of the Trust remaining after the Holders and Series Enhancers have been paid in full is insufficient to pay such losses, claims, damages or liabilities), as though the Pooling and Servicing Agreement or such Series Supplement created a general partnership under the Delaware Uniform Partnership Law in which the Transferor is general partner. However, the Transferors will not indemnify: (i) the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; (ii) the Trust, the Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Holders; (iii) the Trust, the Holders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses incurred as a result of Defaulted Receivables; and (iv) Holders or the Certificate Owners for any liabilities, costs or expenses of the Holders or the Certificate Owners arising under any tax law relating to any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by or for the account of the Holders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification will not be payable from the Trust assets.

      The Pooling and Servicing Agreement also provides that the Servicer will indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to the Trust pursuant to the Pooling and Servicing Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim. However, the Servicer will not indemnify: (i) the Trustee if such acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; (ii) the Trust, the Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Holders; (iii) the Trust, the Holders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses incurred as a result of Defaulted Receivables; or (iv) the Trust, Holders or Certificate Owners for any liabilities, costs or expenses of the Trust, the Holders or the Certificate Owners arising under any tax law.
Any such indemnification will not be payable from the Trust assets.

Servicer Default

      In the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, the Trustee, or Holders evidencing more than 50% of the aggregate Investor Amount of the Certificates of all Series, by notice to the Servicer (and to the Trustee if given by Holders) (a "Termination Notice"), may terminate all but not less than all of the rights and obligations of the Servicer as Servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof. The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Certificate will not be affected by such termination. However, if within 60 days of receipt of a Termination Notice, the Trustee does not receive any bids from Eligible Servicers in accordance with the Pooling and Servicing Agreement to act as a successor Servicer and receives an officer's certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Trustee will offer the Transferor the right at its option to purchase the Investor Interest on the next succeeding Distribution Date. The purchase price for the Investor Interest will be equal to the sum of the amounts specified therefor in the related Series Supplements. The Transferor will notify the Trustee in writing prior to the Record Date for the Distribution Date of the purchase if it is exercising such option. If the Transferor exercises such option, the Transferor will (i) if such Transferor's short-term deposits or long-term unsecured debt obligations are not rated at the time at least P-3 or Baa3, respectively, by Moody's, deliver to the Trustee an opinion of counsel (which must be an independent outside counsel), to the effect that the purchase would not be considered a fraudulent conveyance and (ii) deposit the purchase price into the Collection Account on such Distribution Date in immediately available funds.

      A "Servicer Default" refers to any of the following events:

           (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the Pooling and Servicing Agreement or any Series Supplement on or before the date occurring five business days after the date such payment, transfer, deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of the Pooling and Servicing Agreement or any Series Supplement;

           (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Pooling and Servicing Agreement or any Series Supplement, which has a material adverse effect on the Holders of any Series or Class and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders evidencing more than 50% of the aggregate Investor Amount of all Series then outstanding (or, with respect to any failure that does not relate to all Series, the Series to which such failure relates); or the Servicer delegates its duties under the Pooling and Servicing Agreement except as permitted under the terms thereof, a responsible officer of the Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, has been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders evidencing more than 50% of the aggregate Investor Amount of all Series;

           (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the Holders of any Series or Class and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders evidencing more than 50% of the aggregate Investor Amount of all Series then outstanding (or, with respect to any such representation, warranty or certification that does not relate to all Series, the Series to which such representation, warranty or certification relates); or

           (d)  an Insolvency Event occurs with respect to the Servicer.

      Notwithstanding the foregoing, a delay in or failure of performance under clauses (a), (b) or (c), will not, for certain limited periods, constitute a Servicer Default if such delay or failure (i) could not be prevented by the exercise of reasonable diligence by the Servicer and (ii) was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence will not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and any Series Supplement and the Servicer will provide the Trustee, each Rating Agency, the holders of the Transferor Certificates and the Holders of all Series with an officer's certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Reports to Holders

      Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date for a Series, the Paying Agent will forward to each Holder of such Series a statement prepared by the Servicer setting forth, among other things, (a) the total amount distributed to Holders of each Class of such Series, (b) the amount of any distribution allocable to principal on such Certificates, (c) the amount of such distribution allocable to interest on such Certificates, (d) the aggregate amount of collections processed during the prior Monthly Period and allocated in respect of the Certificates, (e) the amount of collections of Principal Receivables processed during the prior Monthly Period and allocated in respect of the Certificates, (f) the amount of collections of Finance Charge Receivables processed during the prior Monthly Period and allocated in respect of the Certificates, (g) the Series Percentage with respect to each Class of Certificates with respect to Principal Receivables and Finance Charge Receivables, each as of the end of the last day of the prior Monthly Period, (h) the aggregate outstanding balance of Accounts which are 30 or more days contractually delinquent, by class of delinquency, as of the end of the last day of the prior Monthly Period, (i) the Defaulted Amount for the prior Monthly Period, (j) the amount of the Monthly Servicing Fee for each Class for the prior Monthly Period, and (k) the amount of any Series Enhancement, if any, available with respect to each Class as of the close of business on such Distribution Date.

      On or before a date of each calendar year specified in the related Prospectus Supplement, ending in the year following the Stated Series Termination Date, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Holder of record of a Series a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Holders of such Series, as set forth in clauses (a), (b) and (c) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Holder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Holders of such Series to prepare their tax returns.

Evidence as to Compliance

      The Pooling and Servicing Agreement provides that on or before November 30th of 1997 and each subsequent calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report (addressed to the Servicer) to the Trustee, the Servicer and each Rating Agency to the effect that such firm has examined management's assertion about the Servicer's compliance with certain applicable terms and conditions set forth in the Pooling and Servicing Agreement and any Series Supplements in connection with the servicing of the Receivables and that, based upon such examination, in such firm's opinion, management's assertion that the Servicer complied with such terms and conditions is fairly stated except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, on or before November 30 of each such calendar year, such accountants will apply certain procedures agreed upon with the Servicer to compare the mathematical calculations of certain amounts contained in the monthly Servicer's certificates delivered during the period covered by such report with the computer reports of the Servicer which were the source of such amounts and deliver a report to the Trustee setting forth the agreed upon procedures performed and the results of such procedures, including any exceptions they believe to be significant.

      The Pooling and Servicing Agreement provides for delivery to the Trustee on or before November 30 of 1997 and each subsequent calendar year of a statement signed by an authorized officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement and any Series Supplements throughout the preceding year or, if there has been a default in the performance of any such obligations, specifying the nature and status of the default.

      Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

Amendments

      Any Trust Document may be amended from time to time by the Transferors, the Servicer and the Trustee, without Holder consent, provided that each Transferor has delivered to the Trustee an officer's certificate to the effect that such Transferor reasonably believes that such amendment will not have an Adverse Effect and that the Rating Agency Condition has been satisfied. Amendments may be made as described in the foregoing sentence in order (among other things) to (1) provide additional Series Enhancement for the benefit of the Holders of any Series (or reduce such Series Enhancement), (2) add one or more Participation Interests to the Trust, (3) designate one or more Additional Transferors (provided that the Rating Agency Condition need not be satisfied in connection with any designation of AUS as an Additional Transferor), (4) provide for an existing Transferor to discontinue direct transfers of Receivables to the Trust and instead transfer Receivables indirectly through another Transferor, (5) cure any ambiguity or correct or supplement any provision contained in such Trust Document which may be defective or inconsistent with any other provisions in any other Trust Document, (6) enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Seven Year Balanced Budget Act of 1995," H.R. 2491, 104th Cong., 1st Sess. (1995), or to enable the Trust to qualify and an election to be made for similar treatment under such comparable subsequent Federal income tax provisions as may ultimately be enacted into law (and, in connection with any such election, to modify or eliminate existing provisions of each Trust Document relating to the intended Federal income tax treatment of the Certificates and the Trust in the absence of such election, which may include elimination of the sale of Receivables and termination of the Trust upon the occurrence of an Insolvency Event pursuant to the Pooling and Servicing Agreement and the provisions of the Pooling and Servicing Agreement relating to the liability of the Transferor as general partner), (7) enable all or a portion of the Trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Code adopted as final regulations after the date hereof, and to the extent that such regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of the Trust Documents relating to the intended availability of partnership treatment of the Trust for federal income tax purposes and (8) enable Receivables transferred to the Trust to be derecognized by the related Transferors under GAAP and the Trust to not be treated as a member of any Transferor's consolidated group under GAAP.

      Any Trust Document may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate Investor Amount of all adversely affected Series of Certificates for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Series Supplement or of modifying in any manner the rights of Holders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of distributions to be made to Holders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Holder, (b) change the definition of or the manner of calculating the interest of any Holder without the consent of each affected Holder, (c) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Holder or (d) adversely affect the rating of any Series or Class by each Rating Agency without the consent of Holders of such Series or Class evidencing not less than 66 2/3% of the aggregate Investor Amount of such Series or Class. Any amendment shall be deemed not to adversely affect any outstanding Series with respect to which the Transferor delivers an opinion of counsel that such amendment will not have an Adverse Effect with respect to such Series. Promptly following the execution of any such amendment, the Trustee will furnish written notice (provided to the Trustee by the Servicer) of the substance of such amendment to each Holder.

Defeasance

      Pursuant to the Pooling and Servicing Agreement, the Transferor may terminate its substantive obligations in respect of any Series or all outstanding Series (the "Defeased Series") by depositing with the Trustee (such deposit to be made from other than the Transferor's or any affiliate of the Transferor's funds), under the terms of an irrevocable trust agreement satisfactory to the Trustee, monies or Eligible Investments (or a combination thereof) sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement with respect to such Defeased Series. To achieve that end, the Transferor has the right to use collections on Receivables allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables. Prior to their first exercise of their right to substitute monies or Eligible Investments for Receivables, the Transferor shall deliver to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and to the Servicer and the Trustee written notice from each Rating Agency that the Rating Agency Condition shall have been satisfied. In addition, the Transferor must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the Transferor deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act and that it will not cause the Trust or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation, and that the Transferor deliver to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of such Transferor, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. If the Transferor discharges its substantive obligations in respect of the Defeased Series, any Series Enhancement for the affected Series might no longer be available to make payments with respect thereto.

List of Holders

      Upon application of Holders of record representing interests in the Trust aggregating not less than 10% of the aggregate unpaid principal amount of any Series or all Series, as applicable, the Trustee will, having been adequately indemnified by such Holders, within five business days of such request, afford such Holders access during business hours to the current list of registered Holders of such Series or all Series, as applicable, for purposes of communicating with other Holders with respect to their rights under the Pooling and Servicing Agreement or any Series Supplement or the Certificates.

The Trustee

      The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, is legally unable to act or if the Trustee becomes bankrupt or insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                               ENHANCEMENT

General

      For any Series, Series Enhancement may be provided with respect to one or more Classes thereof. Series Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a discount collateral interest, a surety bond, insurance, the use of cross support features or another method of Series Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Series Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

      Unless otherwise specified in the related Prospectus Supplement for a Series, the Series Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Series Enhancement or which are not covered by the Series Enhancement, Holders will bear their allocable share of deficiencies.

      If Series Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Series Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Series Enhancement may be reduced and under which such Series Enhancement may be terminated or replaced and
(d) any provisions of any agreement relating to such Series Enhancement material to the Holders of such Series. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third-party Series Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

Subordination

      If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinated to one or more other Classes of a Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date will be subordinated to such rights of the holders of the Certificates which are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The amount of subordination will decrease whenever certain amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates which are senior to such subordinated Certificates.

Letter of Credit

      If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates may be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under the letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

Cash Collateral Guaranty or Account

      If specified in the related Prospectus Supplement, the Certificates of any Class or Series may have the benefit of a Cash Collateral Guaranty issued pursuant to a trust agreement between a cash collateral depositor, a cash collateral trustee and the Transferor and the Servicer or a Cash Collateral Account directly. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee (except to the extent of amounts on deposit in the cash collateral account), the Trustee or ANB as Transferor and Servicer.

      The Servicer will determine on each Determination Date with respect to the Series enhanced by the Cash Collateral Guaranty or the Cash Collateral Account whether a deficiency exists with respect to the payment of interest and/or principal on the Certificates so enhanced. If the Servicer determines that a deficiency exists, it shall instruct the Trustee to draw an amount equal to such deficiency from the Cash Collateral Guaranty or the Cash Collateral Account, up to the maximum amount available thereunder.

Collateral Interest

      If so specified in the Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof may be provided initially by an uncertificated, subordinated interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series specified in the Prospectus Supplement.

Discount Collateral Interest

      If so specified in the related Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof may be provided by an uncertificated, subordinated interest in the Trust which will be available to cover shortfalls affecting the accretion of discount or payment of interest (the "Discount Collateral Interest") in an amount specified in the related Prospectus Supplement and may cover other items if specified in the related Prospectus Supplement.

Surety Bond or Insurance Policy

      If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

Spread Account

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

                     FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate offered hereby. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

      For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business. The term "non-U.S. Certificate Owner" means any person other than a U.S. Certificate Owner.

      The discussion assumes that a Certificate is issued in registered form, has all payments denominated in U.S. dollars and has a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificate meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Certificate (i.e., any excess of the principal amount of the Certificate over its issue price) does not exceed a de minimis amount (i.e., 0.25 percent of its principal amount multiplied by the number of full years until its maturity date), all within the meaning of the OID regulations. Moreover, the discussion assumes that the Certificates are of a type, as set forth below, which counsel is of the opinion will be debt for federal income tax purposes.
The applicable Prospectus Supplement will set forth a discussion of any additional material tax consequences with respect to Certificates not conforming to the foregoing assumptions.

Treatment of the Certificates as Debt

      The Transferor and the Certificate Owners express in the Pooling and Servicing Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Transferor, by entering into the Pooling and Servicing Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement is generally ambiguous in characterizing the transfer of Receivables, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

      A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

      The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except as otherwise specified in the related Prospectus Supplement, Mayer, Brown & Platt, counsel to the Transferor ("Special Tax Counsel"), will deliver its opinion generally to the effect that, under current law as in effect on the Relevant Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates will not constitute an ownership interest in the Receivables, but properly will be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates are debt for federal tax purposes.

Treatment of the Trust

      General. The Pooling and Servicing Agreement permits the issuance of Certificates and certain other interests in the Trust (including Collateral Interests), each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Advanta Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Transferor (or other holders of the Advanta Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Transferor Certificates, the Certificates and other interests in the Trust were characterized as equity therein, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Transferor (or other holders of the Advanta Certificate) and any other holders of equity interests in the Trust. The Transferor may elect to take any action available to qualify any interest in the Trust as a partnership interest for Federal, state or local income tax purposes (excluding any such interest as to which an opinion of counsel was delivered at issuance stating that such interest would be treated as indebtedness for Federal income tax purposes) so long as (a) a Tax Opinion is delivered to the Trustee in connection with any such action and (b) any consents required by any Series Supplement or loans or purchase agreement relating to any affected interest in the Trust is obtained.

      Possible Treatment of the Trust as a Partnership, a Publicly Traded Partnership or an Association. Although, as described above, Special Tax Counsel will deliver its opinion that the Certificates will properly be treated as debt for federal income tax purposes, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Transferor Certificates, the Certificates or any other interests in the Trust (including any Collateral Interest) were equity in the Trust for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or an association taxable as a corporation for such purposes. Because Special Tax Counsel will deliver its opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

      If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business;" however, whether the income of the Trust would be so classified is unclear.

      Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Transferor intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Transferor expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Transferor. As a result, there can be no assurance that the measures the Transferor intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

      If the Trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Transferor (or the holders of the Advanta Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. From time to time, legislation has been introduced in Congress that would affect the treatment of any "large partnership," defined as any partnership in which there are at least 250 partners in a taxable year. Under such legislative proposals, among other things, the availability of certain deductions to partners may be limited, and certain computations (such as those relating to the level of allowable miscellaneous itemized deductions and the netting of capital gains and losses) would be made at the partnership rather than the partner level. No prediction can be made regarding whether any such legislation will be enacted or, if so, what its ultimate effective date will be.

      If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership or an association taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation; Certificate Owners may not be entitled to any dividends received deduction in respect of such income.

      Pending Legislation. The Senate and the House of Representatives have each recently passed versions of the "Small Business Jobs Protection Act of 1996," H.R. 3448 (the "Bill"). Each version of the Bill contains provisions creating a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT". The FASIT provisions of the Bill generally will enable certain arrangements similar to the Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Bill, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions set forth in the Agreement, the Transferor will be permitted to amend the Agreement and any Series Supplement in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the Agreement and any Supplement as may be permitted by reason of the making of such an election. See "Description of the Certificates - Amendments." However, there can be no assurance that the version, if any, of the Bill that emerges from the conference committee will contain the FASIT provisions in their present form or at all, or that the President will sign the Bill if it is enacted by Congress. There also can be no assurance that the Transferor will or will not cause any permissible FASIT election to be made with respect to the Trust or amend the Agreement or any Series Supplement in connection with any election. However, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to its Certificate, even though Special Counsel is of the opinion that a Certificate will be treated as debt for federal income tax purposes without regard to the election and the Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to the Agreement and any Series Supplement may have other tax and non-tax consequences to Certificate Owners. Accordingly, prospective Certificate Owners should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

Taxation of Interest Income of U.S. Certificate Owners

      General. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

      Original Issue Discount. If the Certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, because the failure to pay interest currently on a Certificate is not a default and may not be considered to give rise to any penalty or remedy to compel payment, the IRS could take the position based on Treasury Regulations that all of the interest payable on a Certificate should be included in its stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisors concerning the impact to them in their particular circumstances.

      Market Discount. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

      Market Premium. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

Sale or Exchange of Certificates

      Upon a sale or exchange of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. A taxable exchange of a Certificate also could occur as a result of the Transferor's substitution of money or investments for Receivables; see "Description of the Certificates - Defeasance." The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Non-U.S. Certificate Owners

      In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner is a direct or indirect 10 percent or greater shareholder of, or a controlled foreign corporation related to, either Transferor, (ii) if the Trust is treated as a partnership, the non-U.S. Certificate Owner owns a direct or indirect 10 percent or greater capital or profits interest therein, (iii) the Certificate Owner is a bank described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificate Owner bears certain relationships to holders of either the Transferor Certificates other than the Transferor or Investor Certificates not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person and
(iii) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

      Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

      If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

Information Reporting and Backup Withholding

      Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

      In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases under proposed Treasury regulations it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or
(ii) 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

      Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

      The backup withholding rules have not been issued in final form and therefore are potentially subject to change.

State and Local Taxation

      The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                          ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans (each, a "Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA or Section 4975 of the Code and prohibits certain transactions between a Plan and parties in interest with respect to such Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant).
A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

      Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA or Section 4975 of the Code. The operations of the Trust could result in prohibited transactions if Plans that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

      Pursuant to a regulation (the "Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Plan, the assets and properties of certain entities (including certain insurance company general accounts) in which a Plan makes an equity investment could be deemed to be assets of the Plan in certain circumstances. Accordingly, if Plans purchase Certificates of a Series, the Trust could be deemed to hold Plan assets unless one of the exceptions under the Regulation is applicable to the Trust.

      The Regulation only applies to the purchase by a Plan of an "equity interest" in an entity. Because the Certificates will represent beneficial interests in a Trust, and despite the agreement of the Transferor and the Certificate Owners to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and Section 4975 of the Code, unless either of the following exceptions applies. The Regulation contains an exception that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable,
(ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Regulation provides that, if at all times more than 75% of the value of all classes of equity interests in Certificates of a Series are held by investors other than benefit plan investors (which is defined as including Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets"), the investing plan's assets will not include any of the underlying assets of the Trust.

      No assurance can be made with respect to any offering of the Certificates of any Series that the conditions which would allow the Trust's assets not to be "plan assets" will be met, although the intention of the Underwriters (but not their assurance) as to whether interests in the Certificates of a particular Series will be held by at least 100 independent investors at the conclusion of the offering for such Series, and therefore qualify as publicly-offered securities eligible for the exception under the Regulation, will be set forth in the related Prospectus Supplement.

      If interests in the Certificates of a Series fail to meet the criteria of publicly-offered securities and the Trust's assets are deemed to include assets of Plans that are Holders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any Underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Plan. Accordingly, an investment of "plan assets" of a Plan in Certificates of such Series may be a prohibited transaction under ERISA and
Section 4975 of the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates of such Series by such Plan could constitute a prohibited transaction. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption 96-23 (Class Exemption for Certain Transactions Determined by In-House Asset Managers), Exemption 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), Exemption 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), Exemption 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

      In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates (or any interest therein) on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules. Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment
(i) satisfies the diversification requirements of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed herein and in the related Prospectus Supplement.

                          PLAN OF DISTRIBUTION

      The Certificates of any Series offered hereby and by the related Prospectus Supplement may be offered by the underwriter or underwriters named in the related Prospectus Supplement as agent or underwriter, or through underwriting syndicates represented by such underwriter or underwriters (collectively, the "Underwriters").

                              UNDERWRITING

      The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Transferor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates of such Series will be determined.

      The Underwriters will be obligated, subject to certain conditions, to purchase all of the Certificates described in the Prospectus Supplement relating to a Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      The Transferor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. Such transactions may be effected by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Transferor and any purchasers of Certificates for whom they may act as agents.

      The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                              LEGAL MATTERS

      It is anticipated that certain legal matters relating to the issuance of the Certificates of any Series will be passed upon for ANB by Gene S. Schneyer, Esq., as General Counsel of Advanta Corp., the parent company of ANB and in that capacity as counsel to ANB with respect to the matters described herein and, with respect to the Federal tax consequences of such issuance, by Special Tax Counsel. Mr. Schneyer owns or has the right to acquire a number of shares of common stock of Advanta Corp. well below 1% of the outstanding common stock of Advanta Corp. Certain legal matters relating to the issuance of the Certificates of a Series and ERISA matters will be passed upon for the Underwriters by the counsel named in the Prospectus Supplement.

                        Index of Principal Terms

Term                                                            Page No.
- -----                                                           --------

Accounts                                                            1, 8
Act                                                                    6
Addition Date                                                         53
Additional Accounts                                                   53
Additional Transferors                                                42
Advanta                                                               32
Advanta Certificate                                                   11
Advanta Consumer Credit Card Portfolio                                 8
Advanta [Consumer] Credit Card Portfolio"                              8
Adverse Effect                                                        17
Amendments                                                            42
Amortization Period                                                   15
ANB                                                                 1, 8
AUS                                                                8, 25
Automatic Additional Accounts                                         55
Bank Transferor                                                       34
Banks                                                                 29
Cash Collateral Account                                               20
Cash Collateral Guaranty                                              19
CEBA                                                                  33
Cede                                                                  13
Cedel                                                                 40
Cedel Participants                                                    40
Certificate Owner                                                     13
Certificates                                                        1, 9
Class                                                                  9
Code                                                                  75
Collateral Interest                                               20, 71
Collection Account                                                    14
Commission                                                             6
Controlled Accumulation Period                                        15
Controlled Amortization Period                                        15
Cooperative                                                           40
Credit Card Originator                                                14
Defaulted Amount                                                      60
Defaulted Receivables                                                 59
Defeased Series                                                       68
Definitive Certificate                                                13
Definitive Certificates                                               41
Depositaries                                                          38
Depository                                                            37
Disclosure Document                                                   12
Discount Collateral Interest                                          20
Discount Option Receivables                                           56
Discount Percentage                                                   56
Distribution Date                                                     14
DOL                                                                   78
DTC                                                                   13
Due Date                                                              25
Eligible Account                                                      51
Eligible Deposit Account                                              57
Eligible Institution                                                  57
Eligible Investments                                                  57
Eligible Receivable                                                   51
Eligible Servicer                                                     63
ERISA                                                                 21
Euroclear                                                             40
Euroclear Operator                                                    40
Euroclear Participants                                                40
Exchange Act                                                           6
FDIC                                                                   1
FDR                                                                   28
Finance Charge Receivables                                            12
FIRREA                                                                23
Funding Period                                                        17
Group                                                                 16
Holders                                                           10, 41
Indirect Participants                                                 38
Ineligible Receivables                                                49
Initial Accounts                                                      12
Insolvency Event                                                      61
Insolvency Proceeds                                               48, 62
Interchange                                                           32
Interest Period                                                       14
Invested Amount                                                       10
Investment Company Act                                                61
Investor Amount                                                       10
Investor Interest                                                      9
IRS                                                                   72
L/C Bank                                                          19, 70
Limited Amortization Period                                           15
Member bank                                                           30
Monthly Period                                                        14
Monthly Servicing Fee                                                 63
Moody's                                                               57
New Issuance                                                          11
OID                                                                   75
Optional Amortization Period                                          15
Paired Series                                                     16, 44
Participants                                                          38
Participating Transferor                                              54
Participation Interests                                            9, 54
Pay Out Event                                                         61
Paying Agent                                                          57
Plan                                                                  78
Plan assets                                                           79
Pooling and Servicing Agreement                                        8
Pre-Funding Amount                                                17, 58
Principal Amortization Period                                         15
Principal Receivables                                                 12
Principal Sharing Series                                              16
Principal Shortfalls                                                  16
Principal Terms                                                       45
Rapid Amortization Period                                             15
Rating Agency                                                         22
Rating Agency Condition                                               17
Receivables                                                         1, 8
Receivables Purchase Agreement                                        27
Regulation                                                            78
Regulations                                                           73
Related Cut Off Date                                                  12
Relevant Closing Date                                                 15
Removal Notice Date                                                   56
Removed Accounts                                                      56
Required Principal Balance                                            54
Required Transferor Amount                                            54
Required Transferor Percentage                                        54
Revolving Period                                                      15
Scheduled Amortization Date                                           15
Series                                                             1, 10
Series Account                                                         9
Series Enhancement                                                 8, 18
Series Pay Out Event                                                  61
Series Percentage                                                     37
Series Supplement                                                      8
Servicer                                                            1, 8
Servicer Default                                                      65
Servicing Fee                                                         62
Shared Principal Collections                                          16
Special Tax Counsel                                                   72
Spread Account                                                    20, 71
Standard & Poor's                                                     57
Stated Series Termination Date                                    21, 60
Supplemental Certificate                                          11, 42
Tax Opinion                                                           12
Termination Notice                                                    64
Terms and Conditions                                                  40
Transferor                                                          1, 8
Transferor Amount                                                     10
Transferor Certificates                                           11, 45
Transferor Interest                                           10, 37, 45
Transferor Percentage                                             37, 58
Trust                                                               1, 8
Trust Documents                                                       49
Trust Pay Out Event                                                   61
Trust Principal Balance                                               10
Trust Termination Date                                            21, 61
Trustee                                                                8
U.S. Certificate Owner                                                72
U.S. Person                                                           71
UCC                                                                   33
Underwriters                                                          80
Withholding Agent                                                     76
Zero Coupon Series                                                    14
Accounts                                                            1, 8
Act                                                                    6
Addition Date                                                         53
Additional Accounts                                                   53
Additional Transferors                                                42
Advanta                                                               32
Advanta Certificate                                                   11
Advanta Consumer Credit Card Portfolio                                 8
Advanta [Consumer] Credit Card Portfolio"                              8
Adverse Effect                                                        17
Amendments                                                            42
Amortization Period                                                   15
ANB                                                                 1, 8
AUS                                                                    8
Automatic Additional Accounts                                         55
Bank Transferor                                                       34
Banks                                                                 29
Cash Collateral Account                                               19
Cash Collateral Guaranty                                              19
CEBA                                                                  33
Cede                                                                  13
Cedel                                                                 40
Cedel Participants                                                    40
Certificate Owner                                                     13
Certificates                                                        1, 9
Class                                                                  9
Code                                                                  75
Collateral Interest                                               20, 71
Collection Account                                                    14
Commission                                                             6
Controlled Accumulation Period                                        15
Controlled Amortization Period                                        15
Cooperative                                                           40
Credit Card Originator                                                14
Defaulted Amount                                                      60
Defaulted Receivables                                                 59
Defeased Series                                                       68
Definitive Certificate                                                13
Definitive Certificates                                               41
Depositaries                                                          38
Depository                                                            37
Disclosure Document                                                   12
Discount Collateral Interest                                          20
Discount Option Receivables                                           56
Discount Percentage                                                   56
Distribution Date                                                     14
DOL                                                                   78
DTC                                                                   13
Due Date                                                              25
Eligible Account                                                      51
Eligible Deposit Account                                              57
Eligible Institution                                                  57
Eligible Investments                                                  57
Eligible Receivable                                                   51
Eligible Servicer                                                     63
ERISA                                                                 21
Euroclear                                                             40
Euroclear Operator                                                    40
Euroclear Participants                                                40
Exchange Act                                                           6
FDIC                                                                   1
FDR                                                                   28
Finance Charge Receivables                                            12
FIRREA                                                                23
Funding Period                                                        17
Group                                                                 16
Holders                                                            9, 41
Indirect Participants                                                 38
Ineligible Receivables                                                49
Initial Accounts                                                      12
Insolvency Event                                                      61
Insolvency Proceeds                                               48, 62
Interchange                                                           32
Interest Period                                                       14
Invested Amount                                                       10
Investment Company Act                                                61
Investor Amount                                                       10
Investor Interest                                                      9
IRS                                                                   72
L/C Bank                                                          19, 70
Limited Amortization Period                                           15
Member bank                                                           30
Monthly Period                                                        14
Monthly Servicing Fee                                                 63
Moody's                                                               57
New Issuance                                                          11
OID                                                                   75
Optional Amortization Period                                          15
Paired Series                                                     16, 44
Participants                                                          38
Participating Transferor                                              54
Participation Interests                                            9, 54
Pay Out Event                                                         61
Paying Agent                                                          57
Plan                                                                  78
Plan assets                                                           79
Pooling and Servicing Agreement                                        8
Pre-Funding Account                                                   17
Pre-Funding Amount                                                17, 58
Principal Amortization Period                                         15
Principal Receivables                                                 12
Principal Sharing Series                                              16
Principal Shortfalls                                                  16
Principal Terms                                                       45
Rapid Amortization Period                                             15
Rating Agency                                                         22
Rating Agency Condition                                               17
Receivables                                                         1, 8
Receivables Purchase Agreement                                        27
Regulation                                                            78
Regulations                                                           73
Related Cut Off Date                                                  12
Relevant Closing Date                                                 15
Removal Notice Date                                                   56
Removed Accounts                                                      56
Required Principal Balance                                            54
Required Transferor Amount                                            54
Required Transferor Percentage                                        54
Revolving Period                                                      15
Scheduled Amortization Date                                           15
Series                                                             1, 10
Series Account                                                         9
Series Enhancement                                                 8, 18
Series Pay Out Event                                                  61
Series Percentage                                                     37
Series Supplement                                                      8
Servicer                                                            1, 8
Servicer Default                                                      65
Servicing Fee                                                         62
Shared Principal Collections                                          16
Special Tax Counsel                                                   72
Spread Account                                                    20, 71
Standard & Poor's                                                     57
Stated Series Termination Date                                    21, 60
Supplemental Certificate                                          11, 42
Tax Opinion                                                           12
Termination Notice                                                    64
Terms and Conditions                                                  40
Transferor                                                          1, 8
Transferor Amount                                                     10
Transferor Certificates                                           11, 45
Transferor Interest                                           10, 37, 45
Transferor Percentage                                             37, 58
Trust                                                               1, 8
Trust Documents                                                       49
Trust Pay Out Event                                                   61
Trust Principal Balance                                               10
Trust Termination Date                                            21, 61
Trustee                                                                8
U.S. Certificate Owner                                                72
U.S. Person                                                           71
UCC                                                                   33
Underwriters                                                          80
Withholding Agent                                                     76
Zero Coupon Series                                                    14

                                                                 ANNEX I

                    GLOBAL CLEARANCE, SETTLEMENT AND
                      TAX DOCUMENTATION PROCEDURES

      Except in certain circumstances, the globally offered Advanta Gold Master Trust Asset Backed Securities (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Advanta Gold Master Trust issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Advanta Gold Master Trust issues in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until Global Securities are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

           (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

           (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

           (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

           Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

           Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

           Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

           Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

           U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 PART II


ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



Registration Fee.............................................      $344.83
Printing and Engraving.......................................         *
Trustee's Fees...............................................         *
Legal Fees and Expenses......................................         *
Blue Sky Fees and Expenses...................................         *
Accountants' Fees and Expenses...............................         *
Rating Agency Fees...........................................         *
Miscellaneous................................................         *
                                                                ----------
              Total  .....................................            *
___________________

 *  To be provided by amendment.



ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article TENTH of the Articles of Association of ANB provides for indemnification of officers, directors, employees and agents of ANB under certain circumstances as follows:

      (a) ANB shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of ANB) by reason of the fact that he or she is or was an organizer, director, officer, employee or agent of ANB, or is or was serving at the request of ANB as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of ANB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of ANB, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      (b) ANB shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of ANB to procure a judgment in its favor by reason of the fact that he or she is or was an organizer, director, officer, employee or agent of ANB, or is or was serving at the request of ANB as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of ANB and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to ANB unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      (c) The indemnification provided by this Article does not authorize ANB to indemnify any organizer, director, officer, employee, or agent against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order against such organizer, director, officer, employee or agent assessing civil money penalties or requiring affirmative action in the form of payments to ANB.

      (d) To the extent that an organizer, director, officer, employee or agent of ANB has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      (e) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by ANB only as authorized in the specific case upon a determination that indemnification of the organizer, director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and
(b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

      (f) Expenses incurred by an organizer, officer, director, employee, or agent in defending a civil or criminal action, suit, or proceeding may be paid by ANB in advance of the final disposition of such action, suit or proceeding provided that all advances are subject to reimbursement if it is ultimately determined that the organizer, director, officer, employee, or agent is not entitled to be indemnified by ANB as authorized in this Article. Moreover, before any advances are made, the Board of Directors, in good faith, must determine in writing, that all of the following conditions are met:

      (1) the officer, director, employee or agent has a substantial likelihood of prevailing on the merits;

      (2) in the event the organizer, officer, director, employee, or agent does not prevail, he or she will have the financial capability to reimburse ANB; and

      (3) payment of expenses by ANB will not adversely affect its safety and soundness.

If at any time the Board of Directors believes, or reasonably should believe that either conditions (1), (2) or (3) above are no longer met, ANB will cease paying such expenses or premiums. Further, before any advances are made, the Board of Directors will enter into a written agreement with the organizer, director, officer, employee, or agent specifying the conditions under which he or she will be required to reimburse ANB. At a minimum, the agreement will require reimbursement for expenses already paid, if and to the extent the Board of Directors finds that the organizer, director, officer, employee, or agent willfully misrepresented factors relevant to the Board of Directors' determination of conditions (1) or (2) above, or if a final order is entered in the action, suit, or proceeding assessing civil money penalties or requiring payments to ANB. ANB will ensure that it complies with all applicable laws and regulations affecting loans to insiders and related interests in the event reimbursement is required.

      (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding the provisions of this Article, ANB may indemnify any person referred to in paragraph (a) of this Article to the fullest extent permitted under the statutes applicable to national banking Associations and the rules, regulations and interpretations promulgated thereunder by the primary regulator of national banking Associations, in each case now or hereafter in effect.

      (h) ANB shall have power to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of ANB, or is or was serving at the request of ANB as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not ANB would have the power to indemnify him or her against such liability under the provisions of this Article. This provision does not, however, authorize ANB to purchase insurance covering civil money penalties assessed against a director or employee of ANB pursuant to a formal order by an appropriate bank regulatory agency.

      (i) For purposes of this Article, references to ANB shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (j) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of ANB" shall include any service as a director, officer, employee or agent of ANB which imposes duties on, or involves services by such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of ANB" as referred to in this Article.

      (k) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an organizer, director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 16.         EXHIBITS AND FINANCIAL STATEMENTS



      (a) Exhibits
      - - - - - - -

     1.1  --   Form of Underwriting Agreement.

     4.1  --   Form of Pooling and Servicing Agreement.

     4.2  --   Form of Series Supplement (including form of Certificate).

     4.3  --   Form of Prospectus Supplement.

     5.1  --   Opinion of Gene S. Schneyer, Esq. with respect to legality.

     8.1  --   Opinion of Mayer, Brown & Platt with respect to tax matters.

    23.1  --   Consent of Gene S. Schneyer, Esq. (included in his opinion filed as Exhibit 5.1).

    23.2  --   Consent of Mayer, Brown & Platt (included in its opinion
               filed as Exhibit 8.1).

      (b)  Financial Statements

      All financial statements, schedules and historical financial information have been omitted as they are not applicable.


ITEM 17.   UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) To provide to the underwriters specified in the underwriting agreements at the closing, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

      (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                               SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on July 15, 1996.



                                 ADVANTA NATIONAL BANK
                                 as originator of assets of the
                                 Trust and Registrant


                                 By  /s/Robert A. Marshall
                                     -------------------------
                                     Robert A. Marshall
                                     President


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Alter, Richard A. Greenawalt, David D. Wesselink, Jeffrey D. Beck, Michael Coco and Gene Schneyer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 15, 1996 by the following persons in the capacities indicated.



  Signatures                                Title
  -------------                             ------


/s/ Robert A. Marshall
- -----------------------
Robert A. Marshall                         President (Principal Executive
                                           Officer) and Director

/s/ John J. Calamari
- ---------------------
John J. Calamari                           Vice President and Controller
                                           (Principal Accounting Officer)

/s/ Edward E. Millman
- ----------------------
Edward E. Millman                          Vice President and Chief
                                           Financial Officer

/s/ Jeffrey D. Beck
- ----------------------
Jeffrey D. Beck                            Senior Vice President and
                                           Treasurer and Director

/s/ Ronald A. Averett
- ----------------------
Ronald A. Averett                          Vice President and Director


/s/ Richard A. Greenawalt
- --------------------------
Richard A. Greenawalt                      Director


/s/ Thomas A. Jackson
- ----------------------
Thomas A. Jackson                          Director

                       Exhibit Index

Exhibits
- --------

1.1   Form of Underwriting Agreement.

4.1   Form of Pooling and Servicing Agreement.

4.2   Form of Series Supplement (including form of Certificate).

4.3   Form of Prospectus Supplement.

5.1   Opinion of Gene S. Schneyer, Esq. with respect to legality.

8.1   Opinion of Mayer, Brown & Platt with respect to tax matters.

23.1  Consent of Gene S. Schneyer, Esq. (included in his opinion filed as
      Exhibit 5.1).

23.2  Consent of Mayer, Brown & Platt (included in its opinion filed as
      Exhibit 8.1).